Exhibit 10.10

LOAN AGREEMENT

THIS LOAN AGREEMENT (as it may be amended, restated, supplemented, extended or renewed from time to time, this “Agreement”) is made as of October 2, 2015, between GE CAPITAL FRANCHISE FINANCE CORPORATION, a  Delaware corporation  (“Lender”), and CDOR JAX COURT, LLC, a Delaware limited liability company and TRS JAX COURT, LLC, a Delaware limited liability company (each a “Borrower”, with references in the Loan Documents to “Borrower” meaning each Borrower).

FOR VALUABLE CONSIDERATION, the parties agree as follows:

ARTICLE 1
AGREEMENT TO LEND

1.1Agreement.  Lender agrees to make a term loan (the “Loan”) to Borrower on the terms and conditions in this Agreement and the other Loan Documents.  Borrower agrees to borrow and repay the Loan, with interest, in accordance with the Note, this Agreement, and the other Loan Documents.

ARTICLE 2
LOAN TERMS

2.1Loan Purpose.  The Loan shall be used exclusively by Borrower for Site acquisitions and to fund certain other permitted amounts (to the extent herein provided), in accordance with the terms of this Agreement and the other Loan Documents.

2.2Loan Amount; Note.  The “Loan Amount” will equal $10,100,000. The Loan will be evidenced by Borrower’s Term Loan Note to Lender in the Loan Amount (the “Note”).

2.3Collateral.  The Loan will be secured by the Collateral described in the “Collateral Table” attached as Exhibit 2.3, as well as all other Collateral described in the Loan Documents.

2.4Closing.  The Loan closing (the “Closing”) will occur within three Business Days following satisfaction (or waiver by Lender) of each of the closing conditions listed on Exhibit 2.4 (collectively, the “Closing Conditions”). The date on which the Closing occurs is the “Closing Date.”    Borrower hereby authorizes Lender to insert the Closing Date on the first page hereof, as the date hereof, and in the various Loan Documents, including the Note, as the date thereof.  The Closing must occur on or before 11:00 o’clock a.m. local time in Phoenix, Arizona, on October 2, 2015 (the “Closing Deadline”).  If the Closing has not occurred on or before the Closing Deadline, Lender shall have absolutely no obligation whatsoever to make the Loan to Borrower.  Lender may extend the Closing Deadline in Lender’s sole discretion.  Any Closing Deadline extension must be in writing to be valid.

2.5Funding.  Prior to Closing, Borrower shall deliver to Lender a complete, executed “Closing Draw Request” for disbursement of the Loan proceeds.  At Closing Lender will fund the Loan by wire transfer in accordance with the instructions contained in the Closing Draw Request.  Lender shall be entitled to fully rely and act on the Closing Draw Request and shall have no duty to verify the content or accuracy of information contained therein, the authority of the person executing the Closing Draw Request or the identity of the sender thereof.  Lender does not have and is not undertaking any obligation whatsoever to Borrower to verify the source of the Closing Draw Request or to detect errors in transmission or content, including discrepancies between account names and numbers.

2.6Closing Fee.  At Closing, Borrower will pay Lender a closing fee equal to 1.00% of the Loan Amount.

2.7Transaction Costs; Deposits.  Borrower shall pay Lender, at or prior to Closing, all reasonable out‑of‑pocket costs and expenses incurred by or on behalf of Lender in connection with Lender’s underwriting and closing due diligence and the negotiation, documentation, and closing of the Loan (including in connection with Lender’s evaluation of and determinations with respect to, the Closing conditions precedent) (the “Transaction Costs”).  Transaction Costs include the following, as applicable:  (a) Lender’s outside legal counsel fees; (b) expenses for UCC search reports, title searches,

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and title insurance; (c) escrow, recording, and filing fees; (d) transfer or mortgage taxes (if any); (e) costs of site inspections, inspection reports, surveys, appraisals, flood certifications, environmental reports and testing, and other due diligence required by Lender; and (f) costs and fees of consultants and other professional advisers retained by Lender.  At Closing, all deposits paid by Borrower prior to entering into this Agreement,  other than rate lock fee deposits (if any), shall be applied to pay Transaction Costs and any other fees, costs and expenses then payable by Borrower.  If the deposit exceeds the sum of such items, the excess will be refunded at Closing.

2.8General Payment Provisions.

(a)Manner and Place; No Deductions.  Principal, interest, and all other amounts due to Lender from time to time under the Notes, this Agreement, and the other Loan Documents, including each Monthly Payment due under the Notes (each, a “Payment”) shall be made by Automated Clearing House (“ACH”) debit (and Borrower agrees to execute and deliver to Lender such authorizations and agreements as Lender may require to establish such ACH arrangements) unless Lender gives prior written consent, in its sole discretion, for Payments to be made by wire transfer.  Any Payment made by wire transfer and not received by Lender prior to 12:00 o’clock noon (local Phoenix, Arizona time) may, in Lender’s sole discretion, be deemed to have been received on the immediately succeeding Business Day and any applicable interest or fee shall continue to accrue.  All Payments, including Payments made by ACH debit, shall be in U.S. dollars and shall be made from a business deposit account in Borrower’s name at a U.S. bank.  All Payments shall be made without deduction of present and future Taxes (such amounts to be paid by Borrower) and without any other abatement, reduction, setoff, defense, counterclaim, deferment or recoupment.

(b)Application of Payments Generally.  Except as otherwise provided in subsection (c) below: (i) all Payments of principal and interest required to be made pursuant to the Note shall be applied first to accrued and unpaid interest and then  to principal; (ii) Payments by or on behalf of Borrower for fees, costs, and other expenses payable pursuant to any Loan Document, including Payments with respect to Transaction Costs, Closing fees and expenses, and other amounts payable by a Credit Party pursuant to any provision of the Loan Documents, shall be applied to the applicable fee, cost or other expense; and (iii) if Lender receives any other Payment, including Collateral proceeds and principal prepayments, Lender shall apply such Payment in such order, manner, and amounts as is specifically provided in the applicable Loan Document pursuant to which such Payment is made, or, in the absence of such a provision, in such order, manner, and amounts as Lender, in its sole discretion, may determine.

(c)Application of Payments After Default.  Any other provision of this Agreement, the Note or any other Loan Document to the contrary notwithstanding, during such time as a Default has occurred and is continuing, all Payments shall be applied in such order and manner and in such amounts as Lender, in its sole discretion, may determine.

2.9Cash Sweep Account.

(a)Control Agreement.  Within 90 days after Closing, Borrower shall establish a deposit account (the “Deposit Account”) with a bank reasonably acceptable to Lender (the “Approved Bank”), and Lender, Borrower and the Approved Bank shall enter into a deposit account control agreement in form and substance satisfactory to Lender (a  “Deposit Account Control Agreement”) with respect to the Deposit Account. All revenues from the Site, including payments from credit card issuers, shall be deposited into such Deposit Account and Borrower shall provide for the execution and delivery of all documents required by such credit card issuers in order to provide for the deposit of such payments into the Deposit Account.    Borrower grants to Lender a lien and security interest and a full right of offset in all funds held in the Deposit Account.  Borrower acknowledges and agrees that in no way shall Lender’s review, approval or payment of any amounts in the Deposit Account be deemed or construed as imposing an obligation on Lender to manage or operate the Site or to pay any costs and expenses of owning and operating the Site as a Permitted Concept or be deemed or construed as an approval of the amount of any such cost or expenses or the performance of any vendor supplying materials or services to the Site.  Unless an Event of Default or Sweep Period is continuing, Borrower may withdraw and use any amounts held in the Deposit Account for any purpose permitted by this Agreement and the other Loan Documents.

(b)      Cash Sweep.  Upon Lender’s review of the Financial Statements and Compliance Certificates delivered pursuant to Section 4.15(a) and Section 4.15(g) of this Agreement, including Borrower’s calculation of the Cash Sweep Debt Yield for the measurement period corresponding to such Financial Statements and

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Compliance Certificates, if Lender determines that the Cash Sweep Debt Yield at the end of any Fiscal Quarter is less than 10.0%, Lender in its sole discretion shall have the right to so notify Borrower (a “Debt Yield Notice”).  Upon receipt of the Debt Yield Notice, Borrower and College Park Borrower shall make a prepayment or prepayments (with such prepayment(s) to be applied by Lender to outstanding principal on the Loan or the College Park Loan, in such order, manner, and amounts as Lender, in its sole discretion, may determine, without regard to whether and to what extent such prepayment(s) was made by Borrower or College Park Borrower) in an amount sufficient to reduce the aggregate outstanding principal amount of the Loan and the College Park Loan to an amount (as determined by Lender) at which the Cash Sweep Debt Yield is equal to or greater than 11.0% or, on the date that is 10 days after Borrower’s receipt of the Debt Yield Notice, a  “Sweep Period” shall commence and continue until satisfaction of the Cash Sweep Release Requirements (as defined below).    At all times a Sweep Period is in effect pursuant to this Section 2.7:

(i)Within 5 days of the beginning of such Sweep Period, Borrower shall deliver to Lender a pro forma budget and projections for the Site for the one (1) year period following the date thereof, detailing on a monthly basis the projected gross income and projected out of pocket costs and expenses of Borrower to own and operate the Site as a Permitted Concept, which budget and projections shall be subject to Lender’s approval (the “Approved Budget”);

(ii)Borrower shall deliver to Lender an updated Approved Budget (which updated Approved Budgets shall be subject to Lender’s approval): (1) within fifteen (15) days after Lender’s request following the end of any Fiscal Quarter of Borrower; and (2) within thirty (30) days prior to the end of the one (1) year period covered by the previous Approved Budget (Borrower shall deliver  such updated Approved Budget without the requirement for Lender’s request);

(iii)whether or not a Default or Event of Default exists and is continuing, Lender shall have the right to notify the Approved Bank to terminate all access by Borrower (or any authorized representative of Borrower) to the Deposit Account;

(iv)subject to the proviso immediately below, pursuant to the Deposit Account Control Agreement the amounts held in such Deposit Account shall be used, disbursed or maintained on deposit solely for the following: (i) to pay to Lender the scheduled monthly principal and interest payments on account of the Loan; (ii) to pay to Lender any other amounts that become due and owing to Lender under the Loan Documents; (iii) to pay the costs and expenses of owning and operating the Site in accordance with the Approved Budget; and (iv) to maintain on deposit in such Deposit Account, any excess amounts as operating reserves; provided, however, upon the occurrence and during the continuance of an Event of Default, Lender shall have the right and be entitled, without notice to Borrower, to apply any funds held in the Deposit Account to satisfy the Obligations under the Loan Documents, in such order and priority as Lender shall determine in Lender’s sole discretion;

(v)at the election of Lender, in Lender’s sole and absolute discretion, Lender may condition disbursement of any funds in the Deposit Account on Lender’s receipt from Borrower of a disbursement request in form and substance acceptable to Lender and containing a detailed description of the costs and expenses then due and owing by Borrower, together with invoices, bills and evidence of payment of amounts for which Borrower is requesting reimbursement.   Lender shall also have the right, from time-to-time, to require Borrower to deliver such evidence of Borrower’s revenue received, and costs and expenses incurred, in connection with the operation of the Site as Lender may require; and

(vi)for the avoidance of doubt, the existence of a Sweep Period shall not in itself constitute a Default or Event of Default.

(c) Duration of Cash Sweep.  Each Sweep Period shall remain in effect until such time as (i) there is no Default or Event of Default, and (ii) Cash Sweep Debt Yield is equal to or greater than 11.0% for two consecutive Fiscal Quarters (both of which shall be after the beginning of the applicable Sweep Period) (collectively, the “Cash Sweep Release Requirements”), as calculated by Borrower and evidenced by the corresponding Financial Statements and Compliance Certificates delivered pursuant to Section 4.15(a) and Section 4.15(g), which calculations shall be subject to Lender’s review and approval.

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ARTICLE 3
REPRESENTATIONS AND WARRANTIES

Borrower acknowledges and agrees that the representations and warranties in this Article are a material consideration to Lender; that Lender is relying on their correctness and completeness in entering into this Agreement and making the Loan; and that these representations and warranties are true and accurate as of the date hereof,  will be true and accurate as of the Closing, as if made at Closing, and will survive the Closing, regardless of any investigation or inspection by Lender.  Accordingly, Borrower represents, warrants, and certifies to and covenants with Lender that:

3.1Borrower Status.  Borrower’s exact legal name is set forth on the signature page hereof.  Borrower is a domestic U.S. entity, validly existing and in good standing under the laws of the state of its formation, is duly qualified and licensed to do business in the state where each Site is located, and has full power and authority to enter into and perform its obligations under the Loan Documents to which it is a party.  Borrower’s chief executive office and principal place of business is at the location set forth on the signature page hereof.  Set forth on Exhibit 3.1 is a true and complete organizational chart for Borrower.

3.2Due Authorization, Execution and Delivery.  The Loan Documents have been duly authorized and validly executed and delivered by Borrower.  The individual(s) executing the Loan Documents on behalf of Borrower have been duly authorized to do so in accordance with resolutions duly adopted by Borrower’s board of directors (or similar governing body), members, or partners, as the case may be.

3.3No Conflicts; No Defaults.  The authorization, execution, delivery, consummation, and performance by Borrower of the Loan Documents does not and will not conflict with, violate, or breach (a) any provision of Borrower’s organizational documents; (b) any Applicable Law; or (c) any Contractual Obligation of Borrower.  Borrower is not in default under and, to the best of Borrower’s knowledge, no event has occurred that, with the giving of notice or the passage of time, or both, would constitute a default under any Contractual Obligation of Borrower.

3.4Binding Obligations. This Agreement and the other Loan Documents to which a Credit Party is a party constitute the legal, valid and binding obligations of such Credit Party, enforceable against such Credit Party in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, liquidation, reorganization and other laws affecting the rights of creditors generally, and general principles of equity.

3.5Litigation and Condemnation.  There is no action, suit, investigation, proceeding or arbitration at law or in equity, including condemnation proceedings or proceedings in lieu of condemnation, pending or, to the best of Borrower’s knowledge, threatened against or affecting (a) Borrower or any of its assets or revenues, which, if adversely determined, either (i) could result in uninsured liability of Borrower in excess of $50,000, or (ii) could reasonably likely cause a Material Adverse Effect, (b)  Guarantor or any of its assets or revenues, which, if adversely determined, would reasonably likely cause a Material Adverse Effect; or (c) any of the Loan Documents or any of the transactions contemplated thereby.

3.6Administrative, Criminal and Governmental Matters and Investigations.  There are no administrative or criminal matters or investigations, government investigations or audits, or other similar matters currently pending or, to the best of Borrower’s knowledge, threatened that involve any Credit Party nor has any Credit Party been involved in any such matters within the past seven years.

3.7Bankruptcy and Similar Matters. There are no bankruptcy, insolvency, or similar proceeding currently pending or, to the best of Borrower’s knowledge, threatened that involve any Credit Party.  During the past seven years:  (a) no assets of any Credit Party have been the subject of any foreclosure or similar proceeding or been transferred by deed in lieu; (b) no Credit Party has filed (or had filed against such Credit Party) a petition under the U.S. Bankruptcy Reform Act of 1978, 11 U.S.C. §101, et seq. (the “Bankruptcy Code”) or obtained a discharge of its debts under the Bankruptcy Code; and (c) no Person that is a principal officer, executive, member, manager or equity owner of a Credit Party held a similar position in an entity that, during the time such Person held such position or within one year after leaving such position, filed (or had filed against it) a petition under the Bankruptcy Code or that obtained a discharge of its debts under the Bankruptcy Code.

3.8Solvency.  Both before and after giving effect to consummation of the transactions contemplated by the Loan Documents to be consummated at or concurrently with the Closing and the payment and accrual of all Transaction Costs, and other costs, fees, and expenses payable in connection with the foregoing, the Credit Parties taken together, and Borrower, individually, are Solvent.

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3.9Anti-Money Laundering; Anti-Terrorism.  Each Credit Party and its Affiliates (each, an “AML Party”) is and will remain in compliance with the following (collectively, the “AML Requirements”):  all U.S. economic sanctions laws and executive orders; all regulations promulgated by the U.S. Office of Foreign Assets Control (“OFAC”); and all applicable anti-money laundering and counter-terrorism provisions of the Bank Secrecy Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, P.L. 107-56,, and all rules and regulations issued pursuant to such laws, including those relating to “know your customer”, anti-money laundering, and anti-terrorism.  No AML Party is or will become a Person (a) included by OFAC on the list of Specially Designated Nationals and Blocked Persons (the “SDN List”) or who is otherwise the target of U.S. economic sanctions laws, such that, in either case, a U.S. Person cannot engage in business transactions with such Person; or (b) that is Controlled by, or acting, directly or indirectly, for or on behalf of, any Person on the SDN List or a foreign government that is the target of U.S. economic sanctions prohibitions, such that entry into or performance under any Loan Document would violate Applicable Law.  For purposes of this Section and Section 4.14, “Affiliate” does not include equity owners of any entity that is publicly traded on a recognized national U.S. stock exchange.

3.10Title to Assets; Permitted Exceptions.  Borrower owns all assets reflected in its most recent balance sheet delivered to Lender, except for assets disposed of in the ordinary course of business since the date of such balance sheet.  Borrower is the owner of all of the Collateral, free and clear of all Liens and other matters affecting title to such assets, other than the Permitted Exceptions.

3.11Outstanding Indebtedness.  As of the Closing Date and after giving effect to the Closing, Borrower has no outstanding Indebtedness, other than (a) the Obligations; (b) trade debt incurred and paid in the ordinary course of business and in any event within 90 days after incurrence; and (c) Capital Leases and purchase money Indebtedness in an aggregate principal amount not in excess of $100,000.  Attached as Exhibit 3.11 is a complete list of Borrower’s outstanding Capital Leases and purchase money Indebtedness as of the Closing Date and after giving effect to the Closing.

3.12Compliance with Law; Permits.  Each Site and the operations of each Credit Party at such Site comply with all Applicable Law, except for such noncompliance that has not had, and could not reasonably be expected to have, a Material Adverse Effect.  All governmental permits required to use and operate such Site for the Permitted Concept, including liquor licenses, if any, have been obtained and are in full force and effect, except for permits, the failure of which to obtain or maintain has not had, and could not reasonably be expected to have, a Material Adverse Effect.

3.13Site Conditions, Zoning, Access, and Utilities.  Each Site, including all buildings and other improvements associated with such Site, is in good condition and repair; well maintained, ordinary wear and tear excepted; fully equipped and operational; free (to the best of Borrower’s knowledge) from structural defects; and safe and properly lighted.  Each Site is unconditionally zoned by the appropriate Government Authority for the use of such Site for the Permitted Concept.  Permanent, legal access is available to each Site from a physically open and dedicated public right-of-way.  Adequate public or private utilities are available at each Site to permit operation of such Site as a Permitted Concept, and all utility connection fees and use charges have been paid in full.

3.14Franchise Agreement.  Attached as Exhibit 3.14 is a complete list of each Franchise Agreement and the information set forth thereon with respect to each Franchise Agreement is true, complete, and correct.  At Lender’s request from time to time, Borrower shall deliver to Lender a fully executed, complete copy of each Franchise Agreement. Each Franchise Agreement is in full force and effect, the entire interest of the franchisee thereunder is owned by one or more of the Credit Parties, and such interest has not been assigned, transferred, mortgaged, or otherwise encumbered other than pursuant to Lender’s Liens.  No notice of default from Franchisor has been received by any Credit Party with respect to any Franchise Agreement that has not been cured, and no notice of default to Franchisor has been given that has not been cured.  To the best of Borrower’s knowledge, no event has occurred and no condition exists, including with respect to any required remodeling or re-imaging, that, with the giving of notice or the lapse of time or both, would constitute a default under any Franchise Agreement.    Borrower is not subject to any property or performance improvement plan or similar requirement under the Franchise Agreement (each, a “PIP”) or, if Borrower is subject to a PIP, the requirements thereof have been fully disclosed to Lender, including expenses, required reserves, and other requirements.

3.15Management Agreement.  Attached as Exhibit 3.15 is a complete list of each Management Agreement and the information set forth thereon with respect to each Management Agreement is true, complete, and correct.  At Lender’s request from time to time, Borrower shall deliver to Lender a fully executed, complete copy of each Management Agreement.    The Management Agreement is in full force and effect, the entire interest of the Site owner thereunder is owned by one or more of the Credit Parties, and such interest has not been assigned, transferred, mortgaged, or otherwise encumbered other than pursuant to Lender’s Liens.  No notice of default from Manager has been received by any Credit

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Party that has not been cured, and no notice of default to such Manager has been given that has not been cured.  To the best of Borrower’s knowledge, no event has occurred and no condition exists that, with the giving of notice or the lapse of time or both, would constitute a default under the Management Agreement.  The Management Agreement (a) is fully subordinate to the Loan and Loan Documents, including to all Lender’s Liens; and (b) does not contain any rights of first refusal or other options in favor of Manager to acquire any Collateral or other property of Borrower.

3.16Taxes.  All federal, state, local and foreign income, franchise and other material tax returns and reports (collectively, “Tax Returns”) required to be filed by any Tax Affiliate have been filed with the appropriate Government Authorities, all such Tax Returns are true and correct in all material respects, and all Taxes reflected therein or otherwise due and payable have been paid prior to the date on which any Liabilities may be added thereto for non-payment except for those contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves are maintained on the books of the appropriate Tax Affiliate in accordance with GAAP.  No Tax Return is under audit or examination by any Government Authority and no notice of such an audit or examination or any assertion of any claim for Taxes has been given or made by any Government Authority.  Proper and accurate amounts have been withheld by each Tax Affiliate from their respective employees for all periods in full and complete compliance with Applicable Law, and such withholdings have been timely paid to the respective Government Authorities.  No Tax Affiliate has participated in a “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b) or has been a member of an affiliated, combined or unitary group other than the group of which a Tax Affiliate is the common parent.  “Tax Affiliate” means Borrower and its subsidiaries (if any) and any Borrower Affiliate with which Borrower files or is eligible to file consolidated, combined or unitary tax returns.  “Taxes” means all taxes, including income taxes, excess profits taxes, sales taxes, gross receipts taxes, payroll taxes, withholding taxes, ad valorem real and personal property taxes and assessments, and all other taxes, duties, imposts, levies, assessments, deductions, withholdings, and charges imposed by any Government Authority, and all Liabilities with respect thereto, excluding taxes imposed on or measured by the Lender’s net income.

3.17Evaluation Information.  All information provided to Lender by or on behalf of any Credit Party in connection with the Loan (collectively, the “Evaluation Information”) is correct and complete in all material respects as of the date thereof.  Borrower acknowledges that Lender is relying on the Evaluation Information in entering into this Agreement and making the Loan available to Borrower.  None of the Credit Parties has any knowledge of any material change in any of the Evaluation Information that has not been disclosed to Lender in writing.

3.18Full Disclosure.  There is no fact known to any Credit Party that materially and adversely affects the business, operations, assets or condition (financial or otherwise) of any of the Credit Parties that has not been disclosed herein or in the Evaluation Information.  None of the representations or warranties made by any Credit Party in the Loan Documents or any exhibit, report, statement or certificate furnished by or on behalf of any Credit Party pursuant thereto, as of the date such representations and warranties are made or deemed made, contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

3.19Commercial Purpose of Loan.  The purpose of the Loan is a commercial business purpose and not a personal, family, or household purpose.  No portion of the Collateral is being used by Borrower or any other Person for any personal, family or household purposes.

3.20ERISA.  None of the Credit Parties has any Liabilities with respect to, any employee benefit plan or multiemployer plan, as defined in the Employee Retirement Income Security Act of 1974 (“ERISA”).

ARTICLE 4
AFFIRMATIVE COVENANTS

Until such time as all Obligations are fully paid and performed:

4.1Organization and Status; Preservation of Existence.  Borrower will continue to be validly existing and in good standing under the laws of its state of incorporation or formation and will continue to be qualified to do business in the state where each Site is located.

4.2Collateral.  Borrower will (a) keep the Collateral free and clear of all Liens, other than the Permitted Exceptions; (b) use the Collateral only in its trade or business; (c) keep the tangible Collateral at each Site and maintain such tangible Collateral in good operating condition and repair and in material compliance with manufacturers’

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recommendations, normal wear and tear excepted; and (d) own and keep at each Site all equipment, including all machinery, furniture, appliances, trade fixtures, tools, office and record keeping equipment, and inventory required to be maintained by Borrower at such Site pursuant to the Franchise Agreement and the Management Agreement for such Site and that are reasonably necessary for the proper and prudent operation of such Site as the Permitted Concept.

4.3Taxes.  Borrower shall timely pay or cause to be paid, prior to delinquency, all Taxes which may at any time be assessed, levied or imposed upon Borrower, any Site, the Collateral, the Loan Documents, the Obligations (unless the same are being contested as and to the extent permitted under Section 3.2 of the Mortgage), or the rents, issues, profits, damages, income and other benefits now or hereafter derived from any of the Sites, or which may arise in respect of the occupancy, use, possession or operation thereof.

4.4Insurance.

(a)Insurance Requirements.  Borrower shall obtain and keep in full force and effect insurance of the types and in amounts customarily carried in lines of business and in geographic areas similar to Borrower’s and as Lender may specify from time to time in a letter or other written communication from Lender to Borrower referencing this Section (each, an “Insurance Requirements Letter”), including (i) property insurance (Special Form) for 100% of full replacement value; (ii) business income insurance; (iii) builder’s risk insurance, for any period during which construction shall take place on the Site; (iv) commercial general liability insurance, including excess/umbrella coverage and, if liquor, beer, or wine may be sold at or from the Site, liquor liability coverage; (v) worker’s compensation insurance; (vi) flood insurance, as provided in the Mortgage; (vii) earthquake insurance, for Sites located in an area designated by the US Geological Survey as high hazard; and (viii) such other policies and coverages as may be necessary to comply with Applicable Law or as Lender may otherwise require.  Each required insurance policy and coverage (each, a “Policy”) and each required binder, certificate, or other evidence of coverage (collectively, with the Policy, the “Policy Documents”) shall satisfy the requirements set forth in this Section and in any Insurance Requirements Letter (collectively, the “Insurance Requirements”), unless, in a particular case, Lender, in its sole discretion and in writing, modifies or waives a particular Insurance Requirement.  All Insurance Requirements are at the sole cost and expense of Borrower and apply to each Site.  If, in addition to Borrower, any other Credit Party has an insurable interest in a particular Site, the Insurance Requirements shall apply with equal force to such other Credit Party, as if such Credit Party were a Borrower.  Borrower’s compliance or non-compliance with the Insurance Requirements shall not limit Borrower’s liability for the acts or omissions of Borrower or any other Credit Party as provided herein or in any of the other Loan Documents.

(b)Policy Requirements.  Each insurer must be licensed to do business in each state where a Site is located and, except for NFIP approved flood insurance carriers, must be rated A-:VIII or better by Best’s Key Rating Guide.  Each Policy Document shall name Lender and its successors and/or assigns, and affiliates, as their interests may appear, as additional insureds and as mortgagee and loss payee, as applicable, and shall state Borrower’s correct address and list Borrower as the named insured.  Each Policy shall (i) provide that the Policy will not be terminated, cancelled or substantially modified without at least 30 days’ prior written notice to Lender (10 days for non-payment) and be written for a period of at least 12 consecutive months; (ii) include a waiver of subrogation by the insurer as to claims against Lender, its employees, agents, and affiliates and provide that such Policy cannot be cancelled or suspended on account of the conduct of Borrower, its affiliates, or any of their respective officers, directors, employees, or agents; (iii) be written on an “occurrence” basis and provide that all coverage under such Policy is primary, that any “no other insurance” clause in such Policy excludes policies of insurance maintained by Lender or its affiliates, and that such Policy will not be brought into contribution with any insurance maintained by Lender or its affiliates; (iv) contain a standard without contribution mortgagee clause endorsement in favor of Lender, its successors, assigns, and affiliates, as their interests may appear; and (v) include an agreement by the insurer that any loss will be payable in accordance with the terms of the Policy notwithstanding any act or neglect of Borrower, anyone acting for Borrower, or any tenant or other occupant of a Site.  At least 30 days prior to the expiration of each Policy, Borrower shall furnish Lender written evidence that such Policy has been renewed or replaced by delivering to Lender a copy of the replacement Policy or other documentation reasonably satisfactory to Lender evidencing that the required insurance is in full force and effect.  Policy deductibles must be stated and may not exceed $25,000, unless otherwise provided herein or as Lender, in its sole discretion, may agree in writing.

(c)Lender Insurance.  SPECIAL NOTICE:  Unless Borrower provides Lender with evidence that the required Policies have been obtained, are in full force and effect, and meet the Insurance Requirements, Lender

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may purchase insurance at Borrower’s expense to protect Lender’s interests.  Borrower may later cancel any insurance purchased by Lender, but only after providing Lender with evidence that Borrower has been obtained insurance satisfying the Insurance Requirements.  Borrower shall reimburse Lender, upon demand, for the costs of such insurance obtained by Lender, together with interest thereon at the rate of 10% per annum from the date such insurance was purchased to the date of such reimbursement.

(d)Notice to Lender.  Borrower shall not cause or permit any Policy to be terminated, cancelled or substantially modified (including, without limitation, (i) the addition or removal of properties covered by such Policy, and (ii) the modification of coverage limits) without providing at least 30 days’ prior written notice to Lender.

4.5Casualty.

(a)Casualty; Continuation of Obligations.  Borrower shall at all times bear the entire risk of any loss, theft, damage to, or destruction of, any Collateral from any cause whatsoever, including as a result of a taking by eminent domain (a “Casualty”).  If a Casualty occurs, whether or not covered by insurance, Borrower will promptly give Lender written notice thereof, describing the nature and extent thereof.  No Casualty shall relieve Borrower of any of its Obligations, including its obligation to make regularly scheduled Note payments.

(b)Restoration Obligation.  Promptly following the occurrence of a Casualty, Borrower shall, at its expense, commence and diligently complete the repair, restoration, replacement, and rebuilding of the Collateral as nearly as possible to its value, condition and character immediately prior to the Casualty (a “Restoration”).  Borrower shall not be excused from Borrower’s Restoration obligation, regardless of whether there are Insurance Proceeds available to Borrower or whether any such Insurance Proceeds are sufficient in amount, and the application or release by Lender of any Insurance Proceeds shall not cure or waive any Default under this Agreement or the other Loan Documents or invalidate any act done pursuant thereto.

(c)Application of Insurance Proceeds.  All insurance proceeds with respect to any Casualty (the “Insurance Proceeds”) shall be payable to Lender, and Borrower authorizes and directs any affected insurance company to pay the Insurance Proceeds directly to Lender.  If Borrower receives any Insurance Proceeds relating to such Casualty, Borrower shall promptly pay such proceeds to Lender.  All Insurance Proceeds will be applied by Lender to payment of the Obligations in such order as Lender, in its sole discretion, shall determine.  To the extent that Insurance Proceeds are applied to prepay principal on the Loan, no prepayment fee will be charged in connection with such prepayment.  Notwithstanding the foregoing, if no Default has occurred and is continuing, the Insurance Proceeds, less costs, fees and expenses incurred by Lender and Borrower in the collection thereof, including adjuster’s fees and expenses and reasonable attorneys’ fees and expenses (the “Net Insurance Proceeds”), shall be made available to Borrower as follows:  (i) if the Net Insurance Proceeds are less than $25,000, the Net Insurance Proceeds shall be paid to Borrower and applied by Borrower to the cost of the Restoration; and (ii) if the Net Insurance Proceeds are $25,000 or greater, the Net Insurance Proceeds shall be held and disbursed by Lender, or as Lender may from time to time direct, as the Restoration progresses, to pay or reimburse Borrower for Restoration costs, upon Borrower’s written request accompanied by evidence, reasonably satisfactory to Lender, that:  (A) the Restoration is in compliance with Applicable Law and all private restrictions and requirements; (B) the amount requested has been paid or is then due and payable and is properly a part of such cost; (C) there are no Liens for labor or materials previously supplied in connection with the Restoration; (D) if the estimated cost of the Restoration exceeds the Net Insurance Proceeds (exclusive of proceeds received from Borrower’s business income insurance), Borrower has deposited into an escrow satisfactory to Lender such excess amount, which sum will be disbursed pursuant to escrow instructions satisfactory to Lender; and (E) the balance of such Net Insurance Proceeds, together with the funds deposited into escrow, if any, will, after making the payment requested, be sufficient to pay the balance of the Restoration costs.  Upon receipt by Lender of evidence reasonably satisfactory to it that the Restoration has been completed, the cost thereof has been paid in full, and that there are no Liens for labor or materials supplied in connection therewith, the balance, if any, of such Net Insurance Proceeds shall be paid to Borrower.

4.6Obligations regarding Representations and Warranties.  Borrower will do all things necessary or appropriate such that the representations and warranties of Borrower and the other Credit Parties contained in any of the Loan Documents remain true, complete, and correct in all material respects.

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4.7Franchise Agreement.  Borrower will timely comply with and perform all of its obligations under each Franchise Agreement, including all remodeling and re-imaging obligations, and will give Lender prompt written notice of the occurrence of any default by any Credit Party or Franchisor under such Franchise Agreement and of any notice of default given to any Credit Party by Franchisor.  Borrower will send Lender copies of all notices given by a Credit Party to Franchisor concurrently with the giving of such notices to Franchisor.  Borrower will keep each Franchise Agreement in full force and effect and will exercise all available options, such that the term of each Franchise Agreement, as so extended, will not expire prior to the Maturity Date (as defined in the Note).  Borrower will notify Lender immediately if any Site becomes subject to any PIP, and Borrower shall provide such information with respect to such PIP as Lender may require, including the expected expenses, required reserves and compliance requirements.  Borrower will complete (or cause to be completed), in lien free condition, all improvements required pursuant to each PIP by the earlier of (a) the date required thereunder; and (b) the date that is 180  days following the earlier of (i) the Closing Date or (ii) the date the Site becomes subject to such PIP.

4.8Management Agreement.  Borrower will timely comply with and perform all of the property owner’s obligations under the Management Agreement and will give Lender prompt written notice of the occurrence of any default by any Credit Party or Manager under the Management Agreement and of any notice of default given to any Credit Party by Manager.  Borrower will also give Lender prompt written notice of any bankruptcy filing by or against Manager of which Borrower has knowledge.  Borrower will send Lender copies of all notices given by a Credit Party to Manager concurrently with the giving of such notices to Manager.  Borrower will keep the Management Agreement in full force and effect and will exercise all available options, such that the term of the Management Agreement, as so extended, will not expire prior to the Maturity Date (as defined in the Note).

4.9Requirement to Operate.  At all times, Borrower shall (a) occupy each Site and diligently operate its business at each Site as the Permitted Concept; provided, however, that Borrower may cease operations at a particular Site during the course of a Restoration, to the extent that operations cannot reasonably be conducted during such Restoration; and (b) maintain each Site, including all buildings and other improvements associated with the Site, in good condition and repair, ordinary wear and tear excepted and safe and properly lighted.    Borrower will set aside and maintain adequate reserves for repair, replacement and maintenance of each Site.

4.10Compliance with Applicable Law; Permits.  Borrower will comply with all Applicable Law, except for such non-compliance as could not reasonably be expected to have a Material Adverse Effect.  Borrower will obtain and maintain in full force and effect at all times all permits that are required to use and operate each Site as a Permitted Concept,  including any required liquor licenses.

4.11Payment of Indebtedness.  Borrower will, and will cause each Credit Party to, pay and discharge, when due and prior to delinquency, all of its Indebtedness, including, within 90 days of incurrence, all trade debt.

4.12Books and Records.  Borrower will keep proper books and records in which complete and correct entries are made pursuant to GAAP and Applicable Law of all financial transactions and Borrower’s assets and business.

4.13Inspections.  Each Credit Party shall, during normal business hours and upon reasonable advance notice (unless a Default shall have occurred and be continuing, in which case no notice shall be required and Lender shall have access at any and all times):  (a) provide access to each Site to the Lender Parties, and their representatives,  as often as Lender reasonably deems appropriate; and (b) permit the Lender Parties and their representatives to inspect, audit and make copies (or take originals if reasonably necessary) of such Credit Party’s books and records,  and to inspect, review, evaluate and make physical inspections and appraisals of the Collateral in any manner and through any medium that Lender considers advisable, and, in each such case, each Credit Party agrees to provide Lender, at Borrower’s cost and expense, such clerical and other assistance as Lender may reasonably request.

4.14Anti-Money Laundering; Anti-Terrorism.  Each Credit Party shall, at all times, comply, and cause its Affiliates to comply, with all AML Requirements.  Neither Borrower nor any other Credit Party will use any proceeds of the Credit Facilities directly or indirectly for any payments to any government official or employee, political party, political party official, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the U.S. Foreign Corrupt Practices Act of 1977.  Within five days of written request, Borrower shall provide Lender with such documentation as Lender may request from time to time, to verify compliance with the terms and conditions of this Section, including with respect to sources of funds for Payments made or to be made by any Credit Party.

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4.15Financial Reporting.

(a)Quarterly Reports.  Within 45 days after the end of each Fiscal Quarter of Borrower (including the last Fiscal Quarter in each Fiscal Year), Borrower shall deliver to Lender  (and cause College Park Borrower or Guarantor to deliver to Lender):

(i)Complete Financial Statements for the Fiscal Quarter then ended for Borrower, College Park Borrower, and Guarantor;

(ii)For the Site and the College Park Site, standard hotel data of rooms sold and rooms available for the Fiscal Quarter, as well as gross revenue breakdown of room revenue from other revenue for such period, so that occupancy ADR and RevPar statistics for such Fiscal Quarter can be calculated;

(iii)The Smith Travel Research Reports for the Site and the College Park Site for such Fiscal Quarter;

(iv)Copies of the most recent Franchisor quality assurance reports issued to Borrower for the Site, and to College Park Borrower for the College Park Site;  and

(v)All Franchisor royalty billing statements for the Site and the College Park Site for such Fiscal Quarter.

(b)Annual Reports.  Within 120 days after the end of each Fiscal Year of Borrower, Borrower shall deliver to Lender (and cause College Park Borrower or Guarantor to deliver to Lender) complete Financial Statements for the Fiscal Year then ended.

(c)Other Information.  Within 15 days following Lender’s written request, Borrower will also deliver to Lender (and cause College Park Borrower and Guarantor to deliver to Lender) such additional Financial Statements and information (financial or otherwise) as Lender may reasonably request from time to time,  to verify compliance with the terms and conditions of the Loan Documents, including any financial covenants.

(d)Financial Statement Requirements.  All Financial Statements shall be prepared in accordance with GAAP on a consistent basis from period to period.  Except with respect to Guarantor for a Fiscal Year, such Financial Statements need not be audited, but Borrower shall deliver to Lender copies of any audited Financial Statements which may be prepared, as soon as they are available. With respect to Guarantor, quarterly Financial Statements may be company-prepared only; however, the annual Financial Statements shall have been audited by a certified public accounting firm reasonably acceptable to Lender.  “Financial Statements” means, (i) separately, for each of Borrower,  College Park Borrower, Guarantor, and each other Credit Party that is an entity, and (ii) for Borrower and College Park Borrower together:  a consolidated and consolidating balance sheet, including retained earnings, as of the end of the relevant fiscal period, together with related consolidated and consolidating profit and loss statements, cash flows (if available), shareholders’ equity, and all related schedules for the fiscal period then ended, and including year-to-date (based on a Fiscal Year) measures if the Financial Statements are being delivered to Lender in connection with a Fiscal Quarter, together with comparisons of the information contained in each of the foregoing documents to the applicable information contained in the corresponding documents (a) for the immediately preceding Fiscal Year if the Financial Statements are being delivered to Lender in connection with a Fiscal Year, (b) for the same equivalent Fiscal Quarter in the immediately preceding Fiscal Year if the Financial Statements are being delivered to Lender in connection with a Fiscal Quarter;  provided, however,  quarterly Financial Statements will not require statements of retained earnings or cash flows unless requested by Lender.  In those cases where a Credit Party is an individual or a trust, Financial Statements shall also include statements of assets and liabilities, statements of trust property (if the Credit Party is a trust), tax returns, and such other information as Lender may reasonably request.  “Fiscal Quarter” and “Fiscal Year” means, respectively, the quarterly accounting periods and the annual accounting periods of Borrower consistent with the Borrower’s accounting and reporting practices in effect on the Closing Date.

(e)Budgets and Projections.  At least 30 days prior to the beginning of each Fiscal Year of Borrower, commencing with the first Fiscal Year to occur after the Closing, Borrower will deliver to Lender (and cause College Park Borrower to deliver to Lender) budgets and projections, including for capital expenditures, for the

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operation of the Site or the College Park Site, as applicable, for the upcoming Fiscal Year, in form and content reasonably satisfactory to Lender.

(f)Tax Returns.  Within the earlier of (i) 30 days of filing such Tax Returns with the appropriate Government Authorities; or (ii) November 15 of each Fiscal Year, Borrower shall deliver, or cause to be delivered, to Lender true and complete copies of all such Tax Returns filed by Borrower, College Park Borrower, Guarantor, and each of the other Credit Parties.

(g)Compliance Certificates.  Each delivery of Financial Statements shall be accompanied by a compliance certificate from each Credit Party, in the form of Exhibit 4.15(g) (a “Compliance Certificate”), duly executed by the treasurer, chief financial officer, or other appropriate officer of such Credit Party.

4.16Financial Covenants.  Borrower shall comply, and cause College Park Borrower to comply, with each of the following financial covenants:

(a)Consolidated Post-Compensation FCCR.  Borrower must maintain, and cause College Park Borrower to maintain, a Consolidated Post-Compensation FCCR of at least 1.00:1, measured as of the last day of the first Fiscal Quarter of Borrower to end after the Closing Date and as of the end of each of Borrower’s next succeeding Fiscal Quarters throughout the Loan term.

With respect to foregoing financial covenant tests during the first 12 months after the Closing, the amounts included in the denominator used in calculating such ratio shall only include those amounts for the period from the Closing Date to the test date, and such amounts will be annualized.

4.17Notice of Litigation and Other Defaults.  Borrower will give prompt written notice to Lender of the following of which Borrower has knowledge:  (a) any lawsuit or proceeding instituted by or against it in any court or before any arbitrator, commission or regulatory body or any such proceeding which is threatened against it which could result in uninsured liability of Borrower in excess of $50,000 or could reasonably be expected to have a Material Adverse Effect; (b) any other action, event or condition of any nature which could reasonably be expected to have a Material Adverse Effect, or which, with notice or lapse of time or both, would constitute an event of default or a default under any other instrument or agreement to which it is a party or by or to which it or any of its assets may be bound or subject; and (c) the occurrence of any Default and the action Borrower proposes to take with respect thereto.

4.18Estoppel Certificates.  From time to time and within 15 days after a request from Lender, Borrower will execute and deliver to Lender a certificate, in the form supplied by Lender, certifying (a) the unpaid principal of and interest on the Note as of the date of the certificate and whether Borrower or any other Credit Party claims any offset or defense against any such amounts; (b) whether, to the best of Borrower’s knowledge, there are then any existing Defaults by Borrower in the performance of its Obligations under any of the Loan Documents, and, if there are any such Defaults, specifying the nature and extent thereof; and (c) as to such other facts and circumstances as Lender may reasonably request.

4.19Impounds.

(a)Right to Impound.  Commencing on the first Payment Day (as defined in the Note) to occur after the Closing Date (the “Impound Commencement Date”), Borrower shall deposit with Lender the amounts described below, continuing until all Liens securing the Obligations have been released or until Lender otherwise notifies Borrower.

(b)Impound Deposits.  Commencing on the Impound Commencement Date and continuing on each Payment Day thereafter, Borrower shall deposit with Lender an amount equal to 1/12th of the aggregate annual charges, as reasonably estimated by Lender, for all real property taxes on the Site(s) and, to the extent included with real property taxes, the amount of any levies and assessments (including special district and improvement lien taxes, levies, and assessments) on the Site(s) (collectively, the “Real Property Impositions”).  On the Impound Commencement Date, Borrower shall also deposit with Lender a sum of money that, together with the monthly installments described above, will be sufficient to pay the next installment of Real Property Impositions 30 days prior to the date any delinquency or penalty becomes due with respect thereto.  Amounts deposited with Lender pursuant to this subsection are referred to collectively as the “Imposition Deposits”.  Under no circumstances will Real Property Impositions be deemed to include income taxes, sales tax, or payroll taxes.

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(c)Imposition Deposits; Borrower’s Continuing Obligations.  If Borrower is required to make Imposition Deposits, Borrower will cause all bills, statements, or other documents relating to the Real Property Impositions to be sent directly to Lender at least 30 days prior to the date on which such charges first become due and payable.  Upon receipt of such bills, statements, or other documents, and provided there are sufficient Imposition Deposits, Lender shall pay such amounts as may be due out of the Imposition Deposits.  If at any time and for any reason the Imposition Deposits are or will be insufficient to pay such amounts, Lender shall notify Borrower and Borrower shall immediately deposit with Lender an amount equal to such deficiency.  In no event will Lender be deemed a trustee of the Imposition Deposits or be obligated to pay any amounts in excess of the amount of the Imposition Deposits.  Lender may commingle the Imposition Deposits with its own funds, and Borrower shall not be entitled to interest thereon.  Notwithstanding any impounding for Real Property Impositions, Borrower has the primary and continuing obligation to pay all Real Property Impositions, and Lender’s exercise of the right to impound shall not constitute a waiver of any Default or a release of Borrower from any such obligation.

4.20Post-Closing Requirements.  Borrower agrees to satisfy with the requirements set forth on Exhibit 4.20 (“Post-Closing Requirements”) by the applicable dates for such requirements as set forth in such schedule.  It shall be an Event of Default, for which there is no additional notice or cure period, if Borrower fails to satisfy the Post-Closing Requirements by the applicable deadline and such failure continues without being fully cured for more than 10 days following written notice to Borrower of such failure, whereupon Lender shall be entitled to exercise all of its rights and remedies under the Loan Agreement and the other Loan Documents.    No representation, warranty or covenant set forth in the Loan Documents shall be deemed to be false, breached or in default solely due to the matters set forth as Post-Closing Requirements.

ARTICLE 5
NEGATIVE COVENANTS

Until such time as all Obligations are fully paid and performed:

5.1No Name or Other Organizational Changes.  No entity Credit Party shall (a) amend, restate, supplement, or terminate its organizational documents in a manner that could reasonably be expected to have a Material Adverse Effect; or (b) change any of the following from what it is as of the Closing:  (i) its name; (ii) its place of business or, if there is more than one principal place of business, its chief executive office; (iii) its mailing address; (iv) the location of its books and records; (v) the type of legal entity that it is; (vi) the organization identification number issued by its state of incorporation or organization, if it has one; however if such Credit Party does not have such a number and later obtains one, such Credit Party will immediately notify Lender of such number; or (vii) its state of incorporation or organization, without, in each instance, giving Lender at least 45 days’ prior written notice thereof and taking all actions deemed necessary or appropriate by Lender to continuously protect and perfect Lender’s Liens in the Collateral.

5.2Accounting Changes.  No Credit Party shall change its accounting treatment, or reporting practices, except as required by GAAP or Applicable Law and then only after giving effect to Section 8.23 or change its Fiscal Year from that in effect on the date hereof.

5.3Maintenance of Existence; Consolidations and Mergers.  No entity Credit Party shall dissolve, liquidate, or otherwise cease to exist or merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person; provided, however, that the foregoing shall not operate to prevent (a) a transaction that results in the Obligations being paid and performed in full, (b) a merger or consolidation of Guarantor pursuant to which Guarantor is the surviving entity,  or (c) the TRS Lease.

5.4Business and Operational Changes.  No Credit Party shall (a) make any changes in any of such Credit Party’s business objectives, purposes, or operations that could reasonably be expected to adversely affect repayment of the Obligations or that could reasonably be expected to have a Material Adverse Effect; (b) carry on any business, operations or activities substantially different from those carried on by such Credit Party at the date hereof, including business, operations and activities reasonably related thereto; or (c) by itself or through any sale, lease or other transfer, convert any Site or other Collateral to an alternative use.

5.5No Liens.  Borrower shall not incur, maintain or otherwise suffer or permit to exist any Lien upon or with respect to any Collateral, except for Permitted Exceptions.

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5.6Franchise Agreement Changes.  No Credit Party shall:  (a) agree to any Franchise Agreement amendment that could reasonably be expected to materially and adversely affect (i) the rights and privileges of the franchisee thereunder; or (ii) the rights, privileges, and remedies of Lender under the Loan Documents with respect to the Collateral or the Franchise Agreement; or (b) assign, transfer, mortgage, pledge or otherwise encumber any Franchise Agreement or any interest therein to any Person other than Lender.  Borrower will send Lender a copy of all material Franchise Agreement amendments promptly following execution thereof by all parties thereto.

5.7Management Agreement Changes.  No Credit Party shall (a) agree to any Management Agreement amendment that (i) could reasonably be expected to materially and adversely affect the rights and privileges of the owner thereunder or the rights, privileges, and remedies of Lender under the Loan Documents with respect to the Collateral or the Management Agreement; or (ii) that would be inconsistent with the operational restrictions set forth in Section 5.4; (b) assign, transfer, mortgage, pledge or otherwise encumber the Management Agreement or any interest therein to any Person other than Lender; (c) make any change in Manager; or (d) become obligated with respect to any other Contractual Obligation for the maintenance or operation of any Site or for providing services in connection with such Site, other than the Management Agreement and other agreements entered into in the ordinary course of business and on normal and customary terms.  Borrower will send Lender a copy of all material Management Agreement amendments promptly following execution thereof by all parties thereto.

5.8Prohibited Transactions.  No Credit Party shall do or permit to be done, voluntarily or involuntarily, or by operation of law or otherwise, any of the following (each, a “Prohibited Transaction”) without the prior written consent of Lender, in its sole discretion:  (a) sell, lease, mortgage, pledge, license, assign, transfer, or otherwise encumber or dispose of any Collateral to any Person, except for (i) sales of inventory in the ordinary course of business; (ii) so long as no Default has occurred and is continuing, sales or other dispositions of obsolete equipment consistent with past practices, so long as such items are replaced by items of equal or greater value and utility; (iii) the TRS Lease and guest rentals in the ordinary course of business; and (iv) Permitted Exceptions; (b) sell, mortgage, pledge, assign, transfer, or otherwise encumber or dispose of its interest in this Agreement or the other Loan Documents; (c) engage in or allow a change of Control of any Credit Party to occur, including a change resulting from (i) direct or indirect transfers of beneficial ownership of, or the right and power to vote, stock or partnership, membership or other ownership interests, whether in one or a series of transactions; or (ii) creation or issuance of new or additional equity interests; (d) pledge, assign, or otherwise encumber or dispose of any interest in any Credit Party as collateral for any obligation of a Credit Party or any other Person; or (e) enter into any agreement to do, or which would or could result in, any of the foregoing.  Notwithstanding anything to the contrary contained in this Section 5.8, the following shall be permitted hereunder and shall not be a Prohibited Transaction:

(a)The transfer of direct or indirect beneficial ownership interests in Condor Hospitality Trust, Inc., a Maryland corporation (“Condor”), so long as Condor at all times (i) remains publicly traded on NASDAQ, and (ii) qualifies as a real estate investment trust under Section 856 of the Internal Revenue Code of 1986, as amended.

(b)The transfer of direct or indirect beneficial limited partnership interests, or the creation or issuance of new or additional limited partnership interests, in Supertel Limited Partnership, a Virginia limited partnership (“Supertel LP”), provided that:

(i)No Default or Event of Default shall be continuing at the time of such transfer, creation or issuance;

(ii)Condor at all times directly or indirectly owns all of the general partnership interests in Supertel LP;

(iii)Such transfer, creation or issuance shall not cause Condor to directly or indirectly own and control less than 51% of the beneficial ownership interests in Supertel LP;

(iv)If such transfer, creation or issuance would cause the transferee, together with its Affiliates, to increase its direct or indirect ownership interest in Supertel LP to an amount which equals or exceeds 10%, such transferee is a Qualified Transferee and Lender is provided 30 days advance written notice of such transaction; and

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(v)After giving effect to such transfer, creation or issuance, Condor shall continue to have Control over Borrower, manage the day-to-day operations of Borrower, and continue to own, directly or indirectly, at least 51% of the beneficial ownership interests in Borrower.

5.9Affiliate Transactions; Use of Funds.  No Credit Party shall enter into a transaction between such Credit Party and another Credit Party or any Affiliate of any Credit Party unless the transaction is on terms substantially as advantageous as those which could be obtained in a comparable arm’s length transaction with an independent third party.  Borrower shall not use any proceeds of the Loan or the Collateral for personal, family, or household purposes.

5.10Equity Distributions.  Borrower shall not make any dividend or distribution for or on account of equity interests in Borrower if, either before or after giving effect to such dividend or distribution, a Default, Event of Default, or Sweep Period would occur or has occurred and is continuing.

5.11ERISA.  Borrower shall not establish, maintain or incur any Liabilities with respect to, any ERISA employee benefit plan or multiemployer plan.

5.12No Further Indebtedness.  Borrower shall not create, incur, assume, permit to exist, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, other than (a) the Obligations, (b) trade indebtedness incurred in the ordinary course of business, and (c) Capital Leases and purchase money Indebtedness in an aggregate principal amount not in excess of $100,000.

5.13Restrictions on the Prepayment of Indebtedness.  Borrower shall not: (a) prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof any Indebtedness, other than Indebtedness in favor of a Lender Party; (b) set apart any property for such purpose, whether directly or indirectly and whether to a sinking fund or otherwise; or (c) make any payment in violation of any subordination agreement relating to any Indebtedness; provided, however, that Borrower may, to the extent otherwise permitted by the Loan Documents, (x) prepay the Obligations; and (y) make regularly scheduled or otherwise required repayments or redemptions of Indebtedness existing on the date hereof, but only, in the case of subordinated debt, to the extent permitted by the subordination agreement relating thereto.

5.14TRS Lease.  Borrower shall not amend, modify or terminate the TRS Lease or waive any default thereunder if such action could reasonably be expected to materially and adversely affect Lender or the Collateral.

ARTICLE 6
DEFAULTS AND REMEDIES

6.1Defaults.  The following constitute events of default (each, an “Event of Default”):

(a)Monetary Default.  If any Obligation for the payment of money is not paid within 10 days of the due date therefor, or if no specific due date is specified, then within 10 days of written demand from Lender.

(b)Misrepresentations.  If any representation or warranty of any Credit Party contained in any of the Loan Documents was untrue or incorrect in any material respect when made or deemed made, or if a Credit Party renders any statement or account which is untrue, incorrect, or incomplete in any material respect.

(c)Certain Covenant Breaches.  If Borrower (i) shall fail to maintain insurance in accordance with the requirements of this Agreement or any of the other Loan Documents; (ii) is not in compliance with any financial covenant contained in Article 4; or (iii) breaches any of the covenants contained in Article 5.  An Event of Default under clause (ii) or clause (iii) shall conclusively be deemed to be a continuing Event of Default until Lender, in its sole discretion, waives such Event of Default in writing.

(d)Non-Monetary Events of Default.  If any Credit Party fails to observe or perform any of the covenants, conditions, or obligations of this Agreement or any of the other Loan Documents, other than those referred to in the other subsections of this Section 6.1, and such failure continues without being fully cured for more than 30 days following written notice to such Credit Party of such failure.  However, if such failure is not willful or intentional, does not place any rights or interest in any Collateral in immediate jeopardy, and is within the reasonable power of such Credit Party to promptly cure after receipt of notice thereof, all as determined by Lender in its reasonable discretion, then such failure shall not constitute an Event of Default (unless otherwise expressly provided) if during such 30-day period, such Credit Party begins to cure the failure and then diligently

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pursues the cure to completion, except that in no event will the cure period under this subsection exceed 90 days from the date such Credit Party receives the notice from Lender.  If such Credit Party fails to cure such failure within the time periods provided in this subsection, an Event of Default shall be deemed to have occurred without further notice or demand of any kind being required.

(e)Dissolution. Any Credit Party that is an entity is dissolved or its existence is terminated or there is commenced against any such Credit Party any action or proceeding which seeks as one of its remedies the dissolution of such Credit Party or termination of its existence.

(f)Bankruptcy, Insolvency, and Certain Other Proceedings.  Occurrence of any of the following:

(i)Insolvency; Business Cessation.  Any Credit Party (A) ceases to be Solvent; (B) generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (C) voluntarily ceases to conduct its business in the ordinary course; or (D) takes any action to effectuate or authorize any of the foregoing;

(ii)Insolvency Proceedings.  Any Credit Party shall institute or have instituted against it any proceeding or other action under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship, receivership, or relief of debtors, (A) seeking to adjudicate it bankrupt or insolvent; (B) seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, composition of it or its debts or any similar order; or (C) seeking entry of an order for relief or appointment of a custodian, receiver, trustee, conservator, liquidating agent, liquidator, or other official with similar powers, for it or for any substantial part of its property; and in the case of any such proceeding or other action instituted against (but not by or with the consent of) such Credit Party, either (i) such proceeding or action shall remain undismissed or unstayed for a period of 60 days or more; or (ii) any action sought in such proceedings shall occur;

(iii)Failure of Enforceability or Lien.  If (A) any provision of any Loan Document shall, at any time after the delivery of such Loan Document, fail to be valid and binding on, or enforceable against, a Credit Party; (B) any Loan Document purporting to grant a Lien to secure any Obligation shall, at any time after the delivery thereof, fail to create a valid and enforceable Lien on any Collateral purported to be covered thereby; (C) any such Lien shall fail or cease to be a perfected Lien with the priority required in the relevant Loan Document; or (D) a Credit Party shall state in writing that any of the events described in the preceding clauses of this subsection has occurred; or

(iv)Actions in Furtherance.  Any Credit Party shall take any action to authorize or effectuate, or otherwise further, any action or circumstance described in the preceding clauses of this Section 6.1(f).

(g)Litigation.  A final judgment or judgments for the payment of money shall be rendered against any Credit Party, unless (i) the same shall be (A) fully covered by insurance (other than customary deductibles) and the issuer(s) of the applicable policies shall have acknowledged full coverage in writing within 30 days of judgment or (B) vacated, stayed, bonded, paid or discharged within a period of 45 days from the date of such judgment; or (ii) payment of such money judgment would not have a Material Adverse Effect.

(h)Other Defaults.  If (i) a default occurs in the payment or performance when due (after giving effect to any applicable notice and grace periods), whether by acceleration or otherwise, of any Indebtedness or other material Contractual Obligation of Borrower; (ii) the Franchise Agreement or the Management Agreement terminates or expires prior to the performance and payment in full of the Loan; or (iii) any other event or circumstance designated elsewhere in this Agreement or the other Loan Documents as an Event of Default shall occur.

(i)Related Agreements.  There is a default with respect to any Related Agreement that is not cured within any applicable notice or cure period.

(j)Crimes and Forfeitures.  Any officer, director, or manager of a Credit Party, or any owner of Borrower, shall be indicted for or convicted of a crime (other than misdemeanor traffic violations), a punishment for which could include the forfeiture of any Collateral, of any material assets of a Credit Party or of any equity

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interest in Borrower, the loss of eligibility for any permit, imprisonment, or a material fine or other material monetary penalty.

(k)De-Listing.  If Condor ceases to be publicly traded on NASDAQ.

6.2Remedies.  Upon the occurrence and during the continuance of an Event of Default, Lender may declare all or any part of the Obligations to be due and payable without presentment, demand, protest or further notice of any kind.  Upon any Event of Default described in Section 6.1(f), all of the Obligations shall be immediately due and payable.  Borrower waives any notice of intent to accelerate the Obligations and notice of acceleration.  In addition, Lender may exercise, at its option, concurrently, successively or in any combination, all rights and remedies now or in the future available under any of the Loan Documents or at law or in equity, and none of such rights or remedies are exclusive.  Neither the acceptance of this Agreement nor its enforcement shall prejudice or in any manner affect Lender’s rights to realize upon or enforce its rights with respect to any security now or in the future held by Lender, and Lender is entitled to enforce this Agreement and its rights and remedies with respect to any such security in such order and manner as it may in its sole discretion determine.

6.3No Waiver or Cure.  Neither the application of the Default Rate in the circumstances described in the Note or any of the other Loan Documents nor the imposition of any late fee shall be interpreted to extend any cure period set forth in the Note or any other Loan Document; to cure any Default; or to otherwise limit or waive any of Lender’s rights or remedies under this Agreement, the Note, or any other Loan Document.

6.4Full Payment Required.  The acceptance by Lender of any sum after the same is due shall not constitute a waiver of the right either to require prompt payment, when due, of all other sums hereby secured or to declare a subsequent Event of Default.  The acceptance by Lender of any sum in an amount less than the sum then due shall be deemed to be an acceptance on account only and upon condition that it shall not constitute a waiver of Borrower’s  obligation to pay the entire sum then due, and Borrower’s failure to pay such entire sum then due shall, at Lender’s election, constitute an immediate Event of Default without the necessity for any further notice, notwithstanding such acceptance of such amount on account.

6.5Right to Cure; Interest; Late Fees.  Lender may (but has no obligation to) pay, perform, and discharge any and all costs, expenses and liabilities that are the responsibility of any Credit Party under any Loan Document, if such Credit Party fails to timely pay, perform or discharge the same after 10 days prior written notice to such Credit Party of Lender’s intent to take such action.  All amounts reasonably expended by Lender in so doing shall (a) be part of the Obligations, secured by Lender’s Liens; (b) bear interest at the rate of 10% per annum from the date Lender made payment until paid; and (c) be immediately due and payable to Lender on demand.  All other amounts at any time owed by any Credit Party to Lender, other than amounts due and payable pursuant to the Note, shall bear interest at the rate of 10% per annum from the date due until paid.  Late fees shall be due and payable as provided in the Note.

ARTICLE 7
LENDER TRANSFERS

7.1Lender Transfers.  Lender, from time to time and without the consent of any Credit Party, may assign, sell, or transfer all or any portion of its right, title, and interest, including servicing rights, in the Loan or the Loan Documents, in each case whether as part of a securitization or by participation, assignment, sale or other transfer (each, a “Lender Transfer,” with the interests that are the subject of the Lender Transfer being referred to as the “Transferred Interests”).  From and after the date of a Lender Transfer, Lender shall automatically be released from liability for the performance of any obligation arising out of or relating to the Transferred Interests.  Each Credit Party shall execute such modifications to the Loan Documents or other documents as shall, in Lender’s reasonable judgment, be necessary or desirable in connection with any Lender Transfer.  Upon a Lender Transfer (including transfer of a participation interest) of less than all of the Loan (a “Partial Assignment”), each Credit Party agrees that:  (a) Lender may become a fiscal agent, administrative agent, or servicer of the Loan or may delegate servicing or agent responsibilities to another Person; (b) the granting of consents or approvals pursuant to the Loan Documents may require the compliance with participation agreements, servicing agreements, co-lending agreements or other agreements governing the Partial Assignment, including the joinder or agreement of other Persons holding an interest pursuant to the Partial Assignment or providing servicing with respect to the Loan; and (c) Lender will not be in breach or violation of this Agreement or the other Loan Documents or be deemed to have acted unreasonably after a Partial Assignment if Lender withholds a consent or approval by reason of Lender’s inability to obtain the required joinder or agreement of such other Persons.

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ARTICLE 8
GENERAL PROVISIONS

8.1Defined Terms; Applicability of General Provisions.  Capitalized terms used herein and in the other Loan Documents and not otherwise defined herein or therein have the meanings set forth on the “Schedule of Defined Terms” attached as Exhibit 8.1.  The Schedule of Defined Terms also includes various rules of construction and interpretation that the parties agree are applicable to each Loan Document.  Unless otherwise specifically provided, all terms defined herein, on the Schedule of Defined Terms, or in any other Loan Document shall have the same defined meanings when used in any certificate or other document made or delivered pursuant hereto or thereto.  Terms (including uncapitalized terms) not otherwise defined herein and that are defined in the UCC shall have the meanings therein provided.  The provisions of this Article and the Schedule of Defined Terms apply equally to each Loan Document and each Credit Party, the same as if such provisions were set forth in full in each other Loan Document.

8.2Modifications, Approvals, Waivers and Consents.  None of the terms and provisions of this Agreement or the other Loan Documents may be amended, extended, renewed, terminated, or supplemented, nor shall Lender have waived any of its rights under any of the Loan Documents, by any course of dealing or other action or inaction of the parties, unless and until the Credit Parties obtain Lender’s prior written consent with respect to any such matter, which consent may be withheld or conditioned in Lender’s sole discretion, unless otherwise expressly provided in the Loan Documents.  Lender’s approval or waiver of, or consent to, any matter shall not be deemed an approval or waiver of, or consent to, the same or any other matter on any future occasion.  All approvals, waivers, and consents granted by Lender for any matter shall be narrowly construed to cover only the parties and facts identified in such approval, waiver or consent.  No failure to exercise and no delay in exercising, on Lender’s part, any right, remedy, power or privilege hereunder or pursuant to any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or pursuant to any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

8.3Binding Effect.  Each of the Loan Documents shall become effective when executed by the required Credit Parties and Lender and shall be binding upon and inure to the benefit of the Credit Parties and Lender, and, in each case, their respective heirs, executors, representatives, successors and permitted assigns.

8.4Costs, Expenses and Fees.  Any action taken by a Credit Party with respect to the Loan or any Loan Document, even if required thereunder or at Lender’s request, shall be at Borrower’s sole cost and expense.  Borrower agrees to pay Lender, or reimburse Lender within 10 days of written demand therefor, for all reasonable out-of-pocket costs and expenses, including reasonable attorneys’ fees and expenses, incurred by or on behalf of the Lender Parties in connection with:  (a) the interpretation or administration of the Loan and Loan Documents, including Lender’s evaluation of, and determinations with respect to, any conditions precedent that must, at any time, be satisfied by Borrower; (b) the preparation, negotiation, execution, and consummation of any modification, termination, or waiver of any Loan Document, including any commitment or proposal letter related thereto; (c) any request for Lender consent to or approval of any matter; (d) internal audit reviews, field inspections, Collateral examinations, and Collateral releases and substitutions; (e) any refinancing or restructuring of the Loan in the nature of a “work-out”; (f) the enforcement or preservation of any right or remedy under any Loan Document or with respect to any Obligation or the Collateral, or any other related right or remedy, whether at law or in equity; (g) the commencement, defense, conduct of, intervention in, or the taking of any other action with respect to, any proceeding (including any bankruptcy or insolvency proceeding) related to any Credit Party, any Loan Document, any Collateral, or any Obligation (including preparation for and/or response to any subpoena or request for document production relating thereto); and (h) any other matter stated herein or in any other Loan Documents to be at the expense of Borrower or any other Credit Party.  Lender may charge, and Borrower agrees to pay, a reasonable processing and review fee in connection with the foregoing matters.  Lender may also charge Borrower such additional fees as Lender may require, as consideration to Lender in connection with, and as a condition precedent to, any such matter.  From time to time, Lender may impose fees or charges, which Borrower agrees to pay, for returned checks, multiple payoff quotes, additional document copies, processing non-ACH payments, release fees, and such other services as it may provide to any Credit Party during the term of the Loan.

8.5Broker Involvement.  Borrower represents and warrants to and covenants with Lender that no Credit Party has dealt with any broker, agent, finder or other intermediary, and Lender represents and warrants to and covenants with Borrower that no Lender Party has dealt with any broker, agent, finder or other intermediary, in each case in connection with the Loan and the transactions contemplated by this Agreement and the other Loan Documents.

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8.6Indemnities.  Borrower agrees to indemnify, hold harmless and defend each of the Lender Parties (each, an “Indemnitee”) for, from and against all Liabilities that may be imposed on, incurred by or asserted against an Indemnitee in any matter relating to or arising out of:  (a) any Loan Document or Obligation (or repayment thereof) or the use of Loan proceeds; (b) the Commitment, or any other commitment letter, proposal, or term sheet with any Person; (c) Borrower’s operations at or relating to the Sites; (d) the Collateral, including its design, construction, operation, alteration, maintenance, or use by Borrower or any other Person; (e) any permitted disclosure of Credit Party Information; (f) any misrepresentation or inaccuracy in any representation or warranty in any Loan Document; (g) any breach or failure by any Credit Party to pay or perform the Obligations; or (h) any other act, event or transaction related, contemplated in or attendant to any of the foregoing, including any actual or prospective investigation, litigation or other proceeding relating to any of the foregoing, whether or not such Indemnitee initiated such investigation, litigation or other proceeding or is a party thereto and without regard to legal theory, including pursuant to Applicable Law, common law, equity, contract, tort, or otherwise (collectively, the “Indemnified Matters”).  Notwithstanding the foregoing, Borrower shall not have any liability hereunder to any Indemnitee with respect to any Indemnified Matter, to the extent such liability has resulted primarily from the gross negligence or willful misconduct of such Indemnitee, as determined by a court of competent jurisdiction in a final non-appealable judgment or order.  Furthermore, Borrower and each other Credit Party waive and agree not to assert against any Indemnitee, and shall cause each other Credit Party to waive and not assert against any Indemnitee, any right of contribution with respect to any Liabilities that may be imposed on, incurred by or asserted against any Lender Party.

8.7Survival.  Any indemnification or other protection provided to a  Lender Party pursuant to any Loan Document, all representations and warranties made in any Loan Document, the provisions of this Article 8,  and all other provisions of the Loan Documents that are stated to survive, shall survive repayment in full and performance of the Obligations and inure to the benefit of any Person that at any time held a right thereunder and, thereafter, its successors and permitted assigns.

8.8Limitation of Liability. In no event shall Lender, any Credit Party, or any Affiliate of Lender or any Credit Party be liable to any Person on any theory of liability for any special, indirect, consequential or punitive damages (including any loss of profits, business or anticipated savings).  Lender and each Credit Party hereby waive, release and agree (and shall cause each of its respective Affiliates to waive, release and agree) not to sue upon any claim for special, indirect, consequential or punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor; provided, however, that nothing herein shall be deemed a waiver of Lender’s rights to sue upon or otherwise recover on all amounts due Lender under the Loan Documents, including with respect to the Obligations and the Collateral.

8.9Relationship of the Parties.  The relationship between Lender, on the one hand, and the Credit Parties, on the other hand, is solely that of lender and creditor.  Lender has no fiduciary relationship or duty to any Credit Party arising out of or in connection with, and there is no agency, tenancy or joint venture relationship between Lender and any Credit Party by virtue of, any Loan Document or any transaction contemplated therein.  No Loan Document provision is intended, nor shall be deemed or construed, to make Lender in any way responsible for the debts, obligations or losses of any Credit Party.

8.10Notices.  All notices, demands, requests, and other communications (collectively, “Notices”) required or authorized to be made by the Loan Documents shall be in writing and addressed (a) if to Borrower, to the notice address for the Borrower Representative as on the signature page hereto to such other address as the Borrower Representative may provide to Lender in a Notice given after the date hereof; (b) if to any other Credit Party, to the notice address for such Credit Party specified in the Loan Documents executed by such Credit Party or to such other address as such Credit Party may provide to Lender in a Notice given after the date hereof; and (c) if to Lender, at Lender’s notice address on the signature page hereto or to such other address as Lender may provide to the Credit Parties in a Notice given after the date hereof.  Notices may be given by hand delivery; by overnight delivery service, freight prepaid; or by U.S. mail, postage paid, and shall be effective and deemed to have been received (x) upon personal delivery to a responsible individual at the appropriate notice address, if Notice is given by hand delivery; (y) one Business Day after delivery to an overnight delivery service, if Notice is given by overnight delivery service; and (z) two Business Days following deposit in the U.S. mail, if Notice is given by U.S. mail.

8.11Governing Law.  The laws of the State of Arizona (without giving effect to its conflicts of laws principles) shall govern all matters arising out of, in connection with or relating to this Agreement and the other Loan Documents, including its validity, interpretation, construction, performance and enforcement;  provided, however, that with respect to any married individual signing this Agreement or any other

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Loan Document who is not a resident of the State of Arizona, this Section shall not be a contractual choice of the community property laws of the State of Arizona.

8.12Jurisdiction and Service of Process.    Any legal action or proceeding with respect to any Loan Document shall be brought exclusively in the courts of the State of Arizona located in Maricopa County or of the United States for the District of Arizona, sitting in Phoenix, Arizona, and each Credit Party unconditionally accepts, for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts; provided, however, that nothing in this Agreement shall limit or restrict Lender’s right to commence any proceeding in the federal or state courts located in the state in which a particular Site is located to the extent Lender deems such proceeding necessary or advisable to exercise remedies available under any Loan Document.  Lender and each Credit Party irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, that any of them may now or hereafter have to the bringing of any such action or proceeding in such jurisdictions.  Each Credit Party irrevocably waives personal service of any and all legal process, summons, notices and other documents of any kind and consents to such service in any suit, action or proceeding brought in the United States by any means permitted by Applicable Law, including by the mailing thereof to such Credit Party (by registered or certified mail, postage prepaid) to such Credit Party’s notice address, determined as provided in Section 8.10 (and shall be effective when such mailing shall be effective as provided in Section 8.10.  Each Credit Party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Applicable Law.

8.13Waiver of Jury Trial.  LENDER AND EACH CREDIT PARTY, TO THE MAXIMUM EXTENT PERMITTED BY LAW, WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING ARISING OUT OF, IN CONNECTION WITH OR RELATING TO, THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND ANY OTHER TRANSACTION CONTEMPLATED HEREBY AND THEREBY.  THIS WAIVER APPLIES TO ANY ACTION, SUIT OR PROCEEDING WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE.

8.14Severability.  Any provision of any Loan Document being held illegal, invalid or unenforceable in any jurisdiction shall not affect any part of such provision not held illegal, invalid or unenforceable, any other provision of any Loan Document or any part of such provision in any other jurisdiction.

8.15Document Execution.  This Agreement and the other Loan Documents may be executed in any number of counterparts and by different parties in separate counterparts, each of which, when so executed, shall be deemed an original and all of which, taken together, shall constitute one integrated agreement.  Signature pages may be detached from multiple separate counterparts and attached to a single counterpart.  Except as otherwise expressly provided in any Loan Document, the E-Transmission of an executed signature page to a Loan Document shall be as effective as delivery of a manually executed counterpart thereof.  The parties may, but are not required to, transmit or otherwise make or communicate any Loan Document as an E-Transmission, except that the Credit Parties shall deliver, as a further condition to Closing, live pen and ink signatures for those Loan Documents to be delivered on or before Closing, that Lender, in its sole discretion, designates as requiring live signatures.  From time to time after Closing, each Credit Party agrees to deliver to Lender, upon Lender’s request, a live pen and ink signature page for any Loan Document.  Where this Agreement or any other Loan Document, including any executed signature pages, is communicated by E-Transmission:  (a) this Agreement, such other Loan Document and such signature pages shall conclusively be deemed sufficient to satisfy any requirement for a “writing,” “authentication,” “signature,” or “original” pursuant to any Loan Document or Applicable Law and shall be admissible as an original in any legal proceeding arising out of or relating to this Agreement or any of the other Loan Documents; and (b) each such E-Transmission shall have the same legal effect as a live pen and ink signed paper original.  Neither Lender nor any Credit Party shall contest the validity or enforceability of any Loan Document, on the basis that such Loan Document, or one or more signatures hereto or thereto was the subject of an E-Transmission; provided, however, that nothing herein shall limit a party’s right to contest whether this Agreement or such other Loan Document has been altered after E-Transmission or whether the E-Transmission was delivered to an appropriate representative of Lender.  “E-Transmission” means the communication of any document, including signature pages, by e-mail or any system used to receive or transmit faxes electronically.

8.16Tombstones; Use of Lender Name.  Each Credit Party consents to the publication by Lender of any tombstones, press releases, advertising or other promotional materials (including via E-Transmission) relating to the financing transactions contemplated by this Agreement using such Credit Party’s name, product photographs, logo or trademark.  Lender shall provide a draft of any such press release, advertising or other promotional material to Borrower Representative for review and comment prior to the publication thereof.    Each Credit Party agrees not to issue any press

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release or other public disclosure using the name or logo of or otherwise referring to Lender or any of its Affiliates, the Loan Documents, or any transaction contemplated thereby, without Lender’s prior consent, except to the extent required to do so under Applicable Law (including SEC disclosure laws and regulations).

8.17Time of the Essence; Time Periods.  Time is of the essence for performance of the Obligations under each of the Loan Documents.  Unless otherwise expressly stated in a particular Loan Document, the time for performance of any obligation or taking any action under such Loan Document shall be deemed to expire at 5:00 o’clock p.m. on the last day of the applicable time period provided for in such Loan Document.  If the time for performance of any obligation or taking any action under such Loan Document expires on a day other than a Business Day, the time for performance or taking such action shall be extended to the next succeeding Business Day.  Unless otherwise expressly stated, references in any of the Loan Documents to a particular time of day shall be to local time in Phoenix, Arizona.

8.18Authorization to Provide Information.  Each Credit Party authorizes its banks, creditors (including trade creditors), Franchisor, and Manager to disclose and release to the Lender Parties any and all information they may request from time to time regarding (a) any depository, loan or other credit account of such Credit Party; (b) the status of the Franchise Agreement and the Management Agreement; (c) the affairs and financial condition of such Credit Party, or any operator of the Sites; and (d) the business operations at the Sites, including Site level and entity level operating results.  Each Credit Party also expressly authorizes the Lender Parties, from time to time while any of the Obligations are outstanding to perform background, credit, judgment, lien and other checks, searches, inspections and investigations and to obtain personal and business credit reports and asset reports with respect to such Credit Party and to answer questions about its credit experience with such Credit Party.  All of the information which the Lender Parties obtain from time to time in accordance with this Section, together with all other information which the Lender Parties now possess or in the future may acquire with respect to any of the Credit Parties, the Collateral, the Loan, or the business operations at the Sites, whether pursuant to the Loan Documents or otherwise, is referred to as “Credit Party Information.”

8.19Permitted Disclosures of Credit Party Information.  Each Credit Party authorizes the Lender Parties (each, an “Authorized Person”) to disclose Credit Party Information:  (a) to Franchisor upon the occurrence and during the continuation of a Default; (b) to any proposed transferee, purchaser, assignee, servicer, participant, lender, investor, ratings agency, or other Person with respect to any proposed Lender Transfer or sale of any of the Collateral; (c) to any other Authorized Person or any insurance or title company in connection with the transactions contemplated by the Loan Documents, including any action, suit, or proceeding arising out of, in connection with, or relating to, this Agreement or the other Loan Documents, the Loan, or any other transaction contemplated hereby; (d) to the extent such information is or becomes available to an Authorized Person from sources not known by such Authorized Person to be subject to disclosure restrictions; (e) to the extent disclosure is required by Applicable Law or other legal process or is requested or demanded by any Government Authority; and (f) as may otherwise be authorized in writing by Borrower. Borrower and each other Credit Party also authorize and consent to the use by the Authorized Persons of data relating to Borrower’s operations, including unit-level and corporate level operating results, to produce and distribute various industry statistical analyses and data compilations, provided that all such analyses and data compilations will be aggregated and will not be specifically attributable to the Sites, Borrower, any other Credit Party, or any operator or lessee of the Sites.  Each Credit Party agrees that the disclosures permitted by this Section and any other disclosures of Credit Party Information authorized pursuant to any of the Loan Documents may be made even though any such disclosure may involve the transmission or other communication of Credit Party Information from the nation of residence or domicile of such Credit Party or an Authorized Person to another country or jurisdiction, and each Credit Party waives the provisions of any data privacy law, rule, or regulation of any applicable Government Authority that would otherwise apply to the disclosures authorized in this Section.

8.20Corrections and Insertions.  Lender may correct patent errors in the Loan Documents and fill in all blanks in this Agreement and the other Loan Documents consistent with the agreement of the parties.

8.21Transaction Characterization.  The Loan Documents are a contract to extend a Financial Accommodation (as such term is used in the Bankruptcy Code) for Borrower’s benefit.

8.22Further Assurances.  At any time and from time to time, upon Lender’s  written request and at Borrower’s  sole expense, Borrower shall promptly execute and deliver any and all such further instruments and documents and take such further action as Lender may reasonably deem necessary or advisable to (a) fully implement and obtain the full benefits of this Agreement and the other Loan Documents; (b) protect, preserve, maintain and enforce Lender’s rights in (and the priority of Lender’s Liens on) any Collateral; and (c) enable Lender to exercise all of its rights, remedies and powers granted in the Loan Documents.

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8.23Accounting Requirements.  All accounting terms shall be construed, and all accounting determinations required to be made pursuant to any Loan Document, including with respect to financial covenant compliance, shall, unless otherwise expressly provided, be made, in accordance with GAAP.  However, if there is a change in GAAP following the date of this Agreement and that change is implemented by Borrower, such change shall not be given effect if such change would affect a calculation that measures compliance with, or entitles any Credit Party to any rights under, any provision of the Loan Documents unless Borrower and Lender agree in advance and in writing to modify such provisions to reflect such change.  Unless such provisions are modified, all Financial Statements, compliance certificates and similar documents provided pursuant to the Loan Documents shall be provided together with a reconciliation between the calculations and amounts set forth therein before and after giving effect to such change.  Notwithstanding any other provision contained herein or any of the other Loan Documents, all terms of an accounting or financial nature used in this Agreement or any of the other Loan Documents shall be construed, and all computations of amounts and ratios provided for in this Agreement or any of the other Loan Documents shall be made, without giving effect to any election under FAS 159 (ASC 825) (or any other financial accounting standard having a similar result or effect) to value any Indebtedness or other liabilities of any Credit Party at “fair value,” as defined therein.

8.24Interpretation.  The Loan Documents shall be interpreted and construed in a fair and impartial manner without regard to such factors as which party prepared the document, the relative bargaining powers of the parties or a party’s domicile, but shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the parties.

8.25Co-Borrower Provisions.

(a)Joint and Several Liability.    References in this Agreement and the other Loan Documents to “Borrower” are to each Borrower signing this Agreement.  Each Borrower’s liability with respect to the Obligations is joint and several, notwithstanding the provisions of subsection (c) below, including any allocation of losses and liabilities pursuant to such subsection or otherwise.  Each Borrower is a direct, primary and independent obligor, and no Borrower shall be deemed to be a guarantor, accommodation party or otherwise secondarily liable for the Obligations.  Each Borrower represents and warrants to and covenants with Lender that (i) Borrowers are engaged in operations that require financing on a joint basis and, accordingly, each Borrower will materially benefit, directly or indirectly, from the Loan; (ii) the Loan has been offered to Borrowers on a joint basis and would not be available to Borrowers on an individual basis on the terms and conditions stated in this Agreement; and (iii) the benefits received by each Borrower are reasonably equivalent to the obligations undertaken by each Borrower.

(b)Borrower Representative. Each Borrower hereby appoints CDOR Jax Court, a Delaware limited liability company (“Borrower Representative”) as its representative and agent, and Borrower Representative accepts such appointment, for the purposes of (i) making the Closing Draw Request, including giving Lender disbursement instructions, wire and deposit instructions, and telephonic confirmations; (ii) delivering certificates, including compliance certificates; (iii) selecting interest rate options, if applicable; (iv) giving and receiving all Notices and consents hereunder or under any of the other Loan Documents; (v) requesting and providing information with respect to accounts payable matters; financial reporting matters, property tax matters (if applicable); insurance matters, and all other account servicing matters; and (vi) taking all other actions (including in respect of compliance with covenants) on behalf of any Borrower or the Borrowers under the Loan Documents or otherwise with respect to the Loan.  Lender may regard any notice or other communication pursuant to any Loan Document from Borrower Representative as a notice or communication from all Borrowers.  Each warranty, covenant, agreement and undertaking made on behalf of a Borrower by the Borrower Representative shall be deemed for all purposes to have been made by such Borrower and shall be binding upon and enforceable against such Borrower to the same extent as if the same had been made directly by such Borrower.

(c)Obligations and Allocations among Borrowers.  If any Borrower (the “Overpaying Borrower”) pays (whether directly or by application of Collateral), or is otherwise held liable for, obligations in excess of the Pro Rata Share of the Overpaying Borrower, the other Borrowers will pay the amount of such excess to the Overpaying Borrower and will indemnify the Overpaying Borrower for, from and against any claims, damages, loss or liability arising from or related to such overpayment.  Borrowers agree to maintain books and records accurately reflecting each Borrower’s Pro Rata Share.  This subsection is only intended to allocate payments, losses, and liabilities among Borrowers in order that (i) as between Borrowers, each Borrower is ultimately liable for its Pro Rata Share; and (ii) the value to each Borrower of the resulting rights and claims against other Borrowers pursuant to this

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subsection will assure that no Borrower is rendered “insolvent” by virtue of the Obligations for purposes of any Applicable Law relating to fraudulent conveyances and similar claims.  The rights and obligations among Borrowers pursuant to this subsection shall survive the payment and performance of the Obligations.  “Pro Rata Share” means the amount of Loan proceeds actually advanced to or for the benefit of each Borrower as reflected on the books and records of such Borrower.  Each Borrower has expressly assumed the risk that such Borrower’s actual liability may exceed such Borrower’s Pro Rata Share and that overpayments may not actually be reimbursed or indemnified.

8.26Credit Party Experience and Advisers; No Lender Advice.  Each Credit Party represents, warrants, and covenants that (a) such Credit Party (i) IS EXPERIENCED IN COMPLEX AND SOPHISTICATED BUSINESS MATTERS AND COMMERCIAL FINANCING TRANSACTIONS OF THE TYPE CONTEMPLATED BY THE LOAN DOCUMENTS; (ii) HAS HAD SUFFICIENT TIME TO CAREFULLY REVIEW ALL PROVISIONS, TERMS AND CONDITIONS OF EACH LOAN DOCUMENT AND CONSULT WITH SUCH INVESTMENT, TAX, LEGAL, FINANCIAL AND OTHER ADVISERS AS SUCH CREDIT PARTY HAS DEEMED APPROPRIATE; and (iii) HAS DETERMINED THAT THE LOAN DOCUMENTS COMPLETELY AND ACCURATELY REFLECT THE FINAL BUSINESS DEAL OF THE PARTIES; and (b) no Lender Party or any employee, agent, representative, or adviser of a Lender Party has provided any Credit Party with any investment, tax, legal, or financial advice or acted as an advisor to any Credit Party with respect to such matters.

8.27Entire Agreement.  The Loan Documents collectively constitute the final expression and entire written agreement of Lender and the Credit Parties with respect to the subject matter thereof; supersede all prior and contemporaneous agreements, discussions, and understandings relating to the subject matter thereof, written or oral, including prior letters of interest, proposal letters, commitment letters, fee letters, confidentiality agreements, or other agreements, involving any Credit Party or Lender or any of their respective Affiliates relating to a financing of substantially similar form, purpose, or effect; and may not be contradicted by evidence of any alleged oral agreement.

8.28Attachments.  The following items are attached to and are an integral part of this Agreement:

Exhibit 2.3:Collateral Table

Exhibit 2.4:Closing Conditions

Exhibit 3.1:Organizational Chart

Exhibit 3.11:Capital Leases and Purchase Money Indebtedness

Exhibit 3.14:Franchise Agreement Information

Exhibit 3.15:Management Agreement Information

Exhibit 4.15(g):Form of Compliance Certificate

Exhibit 4.20:Post-Closing Requirements

Exhibit 8.1:Schedule of Defined Terms

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Exhibit 10.10

EXECUTED effective as of the date first set forth above.

BORROWER:

CDOR JAX COURT, LLC, a Delaware limited liability company

By:  __/s/ Corrine L. Scarpello____________________________

Printed Name:  Corrine L. Scarpello

Its:  Vice President

Principal Place of Business and Address for Notices:

1800 W. Pasewalk Ave., Ste, 200

Norfolk, Nebraska 68701

TRS JAX COURT, LLC, a Delaware limited liability company

By:  __/s/ Corrine L. Scarpello____________________________

Printed Name:  Corrine L. Scarpello

Its:  Vice President

Principal Place of Business and Address for Notices:

1800 W. Pasewalk Ave., Ste, 200

Norfolk, Nebraska 68701

LENDER:

GE CAPITAL FRANCHISE FINANCE CORPORATION, a  Delaware corporation

By:    __/s/ David A. Foshager____________________

Printed Name: David A. Foshager

Its Authorized Signatory

Address for Notices:

8377 East Hartford Drive

Suite 200

Scottsdale,  Arizona 85255

Attention:  Portfolio Management

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Acceptance of Appointment as Borrower Representative:

The undersigned is executing this Agreement for the purpose of accepting the appointment of the undersigned as Borrower Representative pursuant to Section 8.25(b) above.

BORROWER REPRESENTATIVE:

CDOR JAX COURT, LLC, a Delaware limited liability company

By:  ___/s/ Corrine L. Scarpello___________________________

Printed Name: Corrine L. Scarpello

Its: Vice President

Principal Place of Business and Address for Notices:

1800 W. Pasewalk Ave., Ste, 200

Norfolk, Nebraska 68701

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Exhibit 10.10

EXHIBIT 2.3

COLLATERAL TABLE

At Closing, the Collateral will include a first priority blanket lien on and security interest in all of Borrower’s tangible and intangible personal property, wherever located, including all such property located at or used in connection with the Sites identified below.  The Collateral will also include first priority Mortgages on each Site identified below.

GEFF Property No.	Permitted Concept	Owner of Record	Street Address	City	State	ZIP
074673	Courtyard by Marriott	CDOR Jax Court, LLC	14402 Old St. Augustine Rd.	Jacksonville	FL	32258

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Exhibit 10.10

EXHIBIT 2.4

CLOSING CONDITIONS

CLOSING Conditions Precedent

Lender’s obligation to close and fund the Loan is subject to Lender’s satisfaction with or waiver of, in Lender’s sole discretion, the following conditions, including required deliverables, each at Borrower’s expense, it being agreed that if any of the conditions are not satisfied or waived, Lender shall have the absolute right to terminate the Commitment, without incurring any liability or obligation to Borrower or any other person:

1.Due Diligence.  Lender shall have received and approved all items, documents and information required by Lender in connection with its credit underwriting and due diligence for the Loan and shall have completed such credit underwriting and due diligence with respect to each Borrower, Guarantor, the Loan, and the collateral described in this Commitment, as well as all other collateral described in any of the Loan Documents to be executed at closing (all such collateral being referred to as the “Collateral”), all as Lender deems appropriate.

1.Payments.  All costs, expenses and fees to be paid by Borrower on or before closing shall have been paid.

2.No Default; Representations.  Both before and after giving effect to the closing, there shall be no default or event of default under the Loan Documents.  Each representation and warranty made by Borrower and each Guarantor pursuant to the Loan Documents shall be true and correct in all material respects.

3.Executed Loan Documents.  Lender shall have received the following principal Loan Documents, together with all such other documents and instruments as Lender may require, in each case duly executed and, where appropriate, acknowledged, by all parties thereto, other than Lender, each in form and substance satisfactory to Lender:

(a)The loan agreement documenting the Loan.

(b)Borrower’s promissory note for the Loan.

(c)A guaranty signed by each Guarantor.

(d)A mortgage or deed of trust and environmental indemnity agreement for each Site.

(e)Security agreements from each person having an interest in the personal property Collateral, including all persons named as franchisees of each Site.

(f)A request for all advances to be funded on the Closing Date, on Lender’s prescribed form.

4.No Material Adverse Effects.  Lender shall have determined that no Material Adverse Effect has occurred since issuance of the Commitment and that there are no facts or circumstances existing and not previously disclosed in writing to Lender with respect to any Credit Party; the Collateral; the seller, if any, of the Collateral; any other person representing or otherwise acting on behalf of any Credit Party, or the Loan that, in Lender’s sole judgment, are inconsistent in a material and adverse manner with any such information disclosed to Lender prior to issuance of the Commitment that, if known at the time of issuance, would have caused Lender not to issue the Commitment.  “Material Adverse Effect” means any fact, event, circumstance or other effect (including changes in market conditions), whether foreseeable or unforeseeable, that alone or in combination with other facts, events, circumstances, or effects occurring or existing concurrently with such fact, event, circumstance, or effect results in or causes, or could reasonably be expected to result in or cause, a material adverse change in any of (a) the condition (financial or otherwise), business, performance, operations or assets of any Credit Party; (b) the ability of any Credit Party to perform its obligations under any Loan Document; (c) the validity or enforceability of any Loan Document or the rights and remedies of Lender under any Loan Document; or (d) the Collateral, Lender’s liens in the Collateral, or the priority of such liens.

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5.Financing Statements.  Lender shall have received evidence that appropriate UCC financing statements have been properly filed, such that Lender has a perfected first lien security interest in all personal property Collateral.

6.Deliverables.  Borrower shall have delivered to Lender, or Lender shall otherwise have obtained, and Lender shall have approved, the following, together with such other information and documentation as Lender may reasonably require, all at Borrower’s expense:

(a)Pay-Off Letters and Lien Terminations.  (i) Evidence that all existing liens encumbering any Collateral, including liens to be paid from the initial funding of the Loan, have been released; or (ii) pay-off letters with respect to such liens, except for such liens as Lender has agreed may remain and that have been subordinated to the Loan and Lender’s liens on terms and conditions satisfactory to Lender.

(b)Evidence that Existing Debt Paid.  Evidence that all outstanding seller financing, indebtedness owed to any of Borrower’s shareholders, members, partners, or principals and all other indebtedness owed to any third party, excluding indebtedness held by Lender or its affiliates, has been paid in full.

(c)Insurance.  Evidence that all insurance that Borrower is required to have at closing has been obtained, is in full force and effect, and complies with the requirements of the Loan Documents.

(d)Approval of Other Agreements.  Acceptable agreements with third parties necessary to operate each Site, including license, franchise or management agreements.  All such agreements shall be in full force and effect, in Borrower’s name, with expiration dates, including all renewal and extension options, of not less than the maturity date for the Loan, and the non-borrower third party to such agreements shall have delivered to Lender such executed subordination agreements, collateral assignments, comfort letters, status certificates, and consents, as Lender may require.

(e)Appraisal.  An appraisal, dated no more than 60 days before closing, that complies with applicable law and any additional Lender requirements, performed by state certified appraisers selected by Lender, for each Site for which Lender requires an appraisal.  Lender will order each appraisal.

(f)Survey.  An ALTA survey by a licensed surveyor acceptable to Lender, dated no more than 60 days before closing, for each Site where Lender requires a survey, certified to Lender and the title company.

(g)Purchase Agreement.  For each Site that is to be acquired by Borrower and financed by Lender at closing, the complete purchase agreement and all related documents.

(h)Legal Opinions.  Such legal opinions as Lender may reasonably require, in form and substance and from counsel reasonably satisfactory to Lender.

(i)Guarantor Financial Information.  Signed financial statements for each Guarantor for the most recent fiscal year

(j)Solvency Certificate.  A certificate from Borrower, signed by Borrower’s chief financial officer or other comparable person certifying to Lender that, both before and immediately after consummation of the transactions contemplated by the Loan Documents and after giving effect thereto, Borrower is solvent.

(k)Confirmation of Equity.  Information satisfactory to Lender verifying the source and availability to Borrower of the equity required of Borrower in the transaction.

7.Title Insurance.  At Borrower’s expense, the mortgage/deed of trust for each Site shall have been recorded and the title company selected by Lender shall be unconditionally committed to issue an ALTA lender’s title policy to Lender with respect to each Site, in such form and amounts and with such endorsements as Lender requires, insuring that each mortgage/deed of trust is a first priority lien, subject only to exceptions approved by Lender.

8.Environmental.  Lender shall have approved the environmental condition of each Site.  Prior to closing, Lender will order an environmental assessment for each such Site, at Borrower’s expense.  On occasion, additional assessment work will be required to adequately understand environmental risks, which may include regulatory office reviews, site inspections, and phase I and/or phase II subsurface investigations.  If additional work is required and there

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are no pre-existing phase I and/or phase II reports or if such reports are out of date (typically six months prior to closing), Lender may order new phase I and/or phase II reports from Lender approved consultants, at Borrower’s expense.

9.Site Conditions.  Lender shall have approved the location and site characteristics of each Site.

10.Sites Acquired at Closing.  Lender shall have completed its due diligence with respect to each Site being acquired at closing; the terms of such acquisition shall be satisfactory to Lender, and the acquisition of each such Site shall close concurrently with the closing.

11.Other Conditions.  All other conditions to Lender’s obligations to close the Loan have been satisfied.

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Exhibit 3.1

ORGANIZATIONAL CHART

[ATTACHED]

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Exhibit 3.11

capital leases and purchase money indebtedness

None.

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Exhibit 10.10

Exhibit 3.14

Franchise Agreement Information

Named Franchisee	Named Franchisor	Franchise Agreement Effective Date	Franchise Agreement Expiration Date
TRS Jax Court, LLC	Marriott International, Inc.	October 1, 2015	February 28, 2028

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Exhibit 10.10

Exhibit 3.15

MANAGEMENT Agreement Information

Management Company	Owner	Management Agreement Effective Date	Management Agreement Expiration Date
Peachtree Hospitality Management, LLC	TRS Jax Court, LLC	October 1, 2015	October 1, 2018

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EXHIBIT 4.15(g)

COMPLIANCE CERTIFICATE FORM

COMPLIANCE CERTIFICATE

GE CAPITAL FRANCHISE FINANCE CORPORATION

8377 E. Hartford Drive, Suite 200

Scottsdale, AZ 85255

Re:Loan Agreement (the “Agreement”) dated October 2, 2015, between CDOR Jax Court, LLC, a Delaware limited liability company and TRS Jax Court, LLC, a Delaware limited liability company (collectively, “Borrower”), and GE Capital Franchise Finance Corporation, a Delaware corporation (“Lender”).  Capitalized terms used in this Compliance Certificate and not defined herein have the meanings given to those terms in the Agreement.

The undersigned certifies the following to Lender, as of the date of this Compliance Certificate:

1.The attached Financial Statements are complete and true in all material respects and have been prepared in accordance with GAAP from period to period and otherwise in compliance with the requirements stated in the Agreement.

2.Borrower is in compliance with all financial covenants contained in the Loan Agreement.  Attached hereto as Schedule 1 are the covenant calculations used in determining compliance with the financial covenants.

3.No Default has occurred that is continuing, except for the following, as to which Borrower is taking the actions listed in order to cure such Default:  If none, so state.

DEFAULT	CURE ACTIONS

4.Since the Closing Date and except as disclosed in prior Compliance Certificates delivered to Lender, neither Borrower nor any other Credit Party has:

(a)Changed its legal name, identity, jurisdiction of incorporation, organization or formation or organizational structure or formed or acquired any subsidiary except as follows: __________________;

(b)Acquired the assets of, or merged or consolidated with or into, any Person, except as follows: ___________________; or

(c)Changed its address or otherwise relocated, except as follows: _____________.

5.All Real Property Impositions that are due and owing have been paid.

6.All fees owed to Franchisor pursuant to the Franchise Agreement that are due have been paid, and no default has occurred under the Franchise Agreement.

7.The Site passed its latest quality assurance report by Franchisor, except with respect to the following items: ____________________________. The date of such report is:  ______, 20__, and the score is: ______.

8.The current Franchisor for the Site is ______________________.

9.The current Manager for the Site is ______________________.

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Dated:  ______________, 20__.

BORROWER REPRESENTATIVE:

CDOR JAX COURT, LLC, a Delaware limited liability company

By:  _______________________________________

Printed Name: Corrine L. Scarpello

Its: Vice President

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Exhibit 10.10

EXHIBIT 4.20

POST-CLOSING REQUIREMENTS

	Requirement	Required Date
1	Establish the Deposit Account and enter into a Deposit Account Control Agreement with respect to the Deposit Account	December 30, 2015
2	Provide to Lender a fully executed Franchise Agreement and fully executed franchisor comfort letter for the Site, each in form and substance satisfactory to Lender	October 8, 2015
3	Replace rooftop HVAC units in a manner satisfactory to Lender	March 29, 2016
4

Establish a business deposit account in Borrower’s name at a U.S. bank and execute and deliver to Lender such authorizations and agreements as Lender may require to establish that Payments shall be made by ACH debit from such deposit account

October 9, 2015
5

Provide to Lender written verification satisfactory to Lender that each Policy provides that it cannot be substantially modified without at least 30 days’ prior written notice to Lender (10 days for non-payment)

October 31, 2015

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EXHIBIT 8.1

SCHEDULE OF DEFINED TERMS

12.Defined Terms.  The following terms have the meanings set forth below:

“Affiliate” means, with respect to a Person, each officer, director, manager, general partner, or joint-venturer of such Person and any other Person that directly or indirectly Controls, is Controlled by, or is under common Control with, such Person.

“Applicable Law” means, as to a Person, any law (statutory or common), ordinance, rule, regulation, order, policy, other legal requirement or determination of an arbitrator or Government Authority, in each case applicable to or binding on such Person or any of its assets or to which such Person or any of its assets is subject.

“Business Day” means any day of the year that is not a Saturday, Sunday or a day on which banks are required or authorized to close in Phoenix, Arizona or New York, New York.

“Capital Lease” means any lease or similar arrangement that is classed as a capital lease pursuant to GAAP.

“Cash Sweep Debt Yield”  means, with respect to the 12-month period of time immediately preceding the date of determination, the percentage, calculated for Borrower and College Park Borrower, on a consolidated basis, for such time period, each as determined in accordance with GAAP and calculated according to the Uniform System of Accounts for Hotels, of:  (a) the sum of net income (or loss), interest expense, income taxes, depreciation, amortization, management fees, and replacement reserves, minus 4% of total revenues as an assumed reserve for replacement (or actual reserve for replacement if greater) and 3% of total revenues as an assumed management fee (or actual management fee if greater), but less non-recurring miscellaneous income and plus non-recurring miscellaneous expense (as allowed by Lender); to (b) the outstanding aggregate principal amount of the Loan and the College Park Loan as of the date of determination.

“Collateral” means all real and personal property, tangible and intangible, as to which Lender is granted a Lien pursuant to any Loan Document, and any other property, real or personal, tangible or intangible, now existing or hereafter acquired, that may at any time be or become subject to a Lien in favor of Lender securing the Obligations, with references to “Collateral” to include all or any portion of or interest in any of the Collateral.

“College Park Borrower” means, individually and collectively, CDOR Atl Indy, LLC, a Delaware limited liability company, and TRS Atl Indy, LLC, a Delaware limited liability company.

“College Park Loan” means that certain loan evidenced by a Loan Agreement dated of even date herewith from Lender to College Park Borrower in the maximum principal amount of $7,000,000.

“College Park Site” means the hotel property located at 1776 Harvard Ave., College Park, Georgia 30337, including the buildings and improvements thereon and the rights and privileges appurtenant thereto, which secures the Obligations of College Park Borrower with respect to the College Park Loan.

“Consolidated Post-Compensation FCCR” means, with respect to the 12-month period ending on the measurement date, the ratio, calculated for Borrower and College Park Borrower, on a consolidated basis, for such time period, each as determined in accordance with GAAP and calculated according to the Uniform System of Accounts for Hotels, of:  (i) the sum of net income (or loss), interest expense, income taxes, depreciation, amortization, Operating Lease Expenses, management fees and replacement reserves, minus 4% of total revenues as an assumed reserve for replacement (or actual reserve for replacement if greater) and minus 3% of total revenues as an assumed management fee (or actual management fee if greater) but less non-recurring miscellaneous income and plus non-recurring miscellaneous expense (as allowed by Lender), and plus or minus during the four quarterly 12-month measurements following the Closing Date, any adjustments (as required or allowed by Lender in its sole discretion) to reflect combination of seller historical financial statement and Borrower’s and College Park Borrower’s historical financial statements, minus increases in officer or equity owner loan receivables and minus dividends or distributions not otherwise expensed on the applicable income statement(s); to (ii) the sum of Operating Lease Expenses, scheduled principal payments on long term debt, the current portion of all Capital Leases, the current portion of purchase money Indebtedness, and interest expense (excluding non-cash interest expense and amortization of non-cash financing expenses).

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“Contractual Obligation” means as to any Person, any provision of any security issued by such Person or of any agreement, instrument, or other undertaking (other than a Loan Document) to which such Person is a party or by which it or any of its property is bound or subject, including the Franchise Agreement and the Management Agreement.

“Control” and “Controlled” means possession of either (a) the power to vote, or the beneficial ownership of, any class of voting securities (or other ownership interests) of such Person; or (b) the power to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

“Credit Party” means Borrower, each Guarantor and each other Person (other than Lender or any other Person that is not an Affiliate of Borrower) that is or may become a party to this Agreement or any other Loan Document.

“Default” means any Event of Default (as defined in Article 6) or any event or circumstance that, with the passage of time or the giving of notice or both, would (if not waived, cured or otherwise remedied during such time) become an Event of Default.

“Default Rate” means as defined in the Note.

“Franchise Agreement” means the franchise agreement, license agreement, or similar agreement relating to a particular Site, granted by the franchisor or licensor named in such agreement (“Franchisor”), together with all amendments, assignments, restatements, extensions, supplements, and exhibits thereto, that grants to Borrower the right to develop and operate such Site as the Permitted Concept.

“GAAP” means generally accepted accounting principles in the United States, as in effect from time to time, set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants, in the statements and pronouncements of the Financial Accounting Standards Board and in such other statements by such other entity as may be in general use by significant segments of the accounting profession that are applicable to the circumstances as of the date of determination.

“Government Authority” means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

“Guaranty” means a guaranty agreement pursuant to which one or more Persons (each, a “Guarantor”, with references in the Loan Documents to “Guarantor” to mean and include each such Guarantor) guarantees payment and performance of all of the Obligations, subject to the limitations set forth therein.

“Indebtedness” means, without duplication, all of the following, whether or not matured:  (a) indebtedness for borrowed money, including the outstanding balances of any revolving lines of credit; (b) obligations evidenced by bonds, debentures, notes, or similar instruments; (c) reimbursement and other obligations with respect to letters of credit and acceptances; (d) obligations representing the deferred purchase price of property or services; (e) obligations created or arising under any conditional sale or other title retention agreement; (f) obligations with respect to Capital Leases; and (g) any other obligation for borrowed money or other financial accommodation (direct or contingent), whether evidenced by a note, instrument, guaranty or other writing and whether contingent, unliquidated or disputed.

“Lender Party” means each of Lender and its Affiliates.

“Liabilities” means all claims, actions, suits, judgments, damages, losses, liabilities, obligations, fines, penalties, sanctions, costs, fees, Taxes, commissions, charges, disbursements and expenses, in each case of any kind or nature, including fees, charges and disbursements of financial, legal and other advisors and consultants (including those incurred in connection with responding to subpoenas or other discovery requests, third party or otherwise) and including interest accrued thereon or as a result thereof, whether joint or several, and whether or not indirect, contingent, consequential, actual, punitive, treble or otherwise.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, lien (statutory or other), security interest, including purchase money security interests, and any other preference, priority or preferential arrangement of any kind or nature whatsoever, including any conditional sale contract

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or other title retention agreement, the interest of a lessor under a Capital Lease and any synthetic or other financing lease having substantially the same economic effect as any of the foregoing.

“Loan Documents” means, collectively, this Agreement; the Note; the Guaranty; the Mortgage; and each security agreement, management agreement subordination, environmental indemnity agreement, Closing Draw Request, cross-default and/or cross-collateral agreement, and each other document or instrument now or hereafter executed and delivered by any Credit Party in connection with the Loan or any of the foregoing, with references in the Loan Documents to a particular Loan Document to mean such Loan Document, as it may be amended, restated, supplemented, extended or renewed from time to time.  Each Exhibit, Schedule, Table,  or Appendix attached to a Loan Document is an integral part of such Loan Document, the same as if set forth in full in the body thereof.

“Management Agreement” means the management or similar agreement with the manager named in such agreement (“Manager”), together with all amendments, assignments, restatements, extensions, supplements, and exhibits thereto and relating to a particular Site, granting Manager the right to manage and operate such Site as the Permitted Concept.

“Material Adverse Effect” means any fact, event, circumstance or other effect (including changes in market conditions), whether foreseeable or unforeseeable, that alone or in combination with other facts, events, circumstances, or effects occurring or existing concurrently with such fact, event, circumstance, or effect results in or causes, or could reasonably be expected to result in or cause, a material adverse change in any of (a) the condition (financial or otherwise), business, performance, operations or assets of any Credit Party; (b) the ability of any Credit Party to perform its obligations under any Loan Document; (c) the validity or enforceability of any Loan Document or the rights and remedies of Lender under any Loan Document; or (d) the Collateral, Lender’s Liens in the Collateral, or the priority of such Liens.

“Mortgage” means each mortgage, deed of trust, or similar document granting a Lien to Lender, now or hereafter encumbering any of the Collateral, with references in the Loan Documents to “Mortgage” being to each such Mortgage.

“Obligations” means all amounts, obligations, liabilities, covenants and duties of every type and description (including for the payment of money), owing by any Credit Party to any Lender Party arising out of, under, or in connection with any Loan Document or Related Agreements, whether direct or indirect, absolute or contingent, due or to become due, liquidated or not, now existing or hereafter arising, however acquired, and whether or not evidenced by any instrument.

“Operating Lease Expenses” means all rent paid in cash, including any percentage rent (but excluding from “rent” any Taxes, insurance, common area maintenance, or other similar charges even if denominated as “rent”), incurred by Borrower with respect to any and all operating leases or subleases (other than the TRS Lease) during the period of determination, all determined in accordance with GAAP.

“Owner” means CDOR Jax Court, LLC, a Delaware limited liability company.

“Permitted Concept” means the concept set forth for a particular Site in the Collateral Table or such other concept as may be approved by Lender in its sole discretion for a particular Site.

“Permitted Exceptions” means (a) the Liens and security interests created by any of the Loan Documents, (b) all Liens and other matters disclosed in the title insurance policy relating to the Site, (c) Liens, if any, for Taxes imposed by any Governmental Authority not yet due or delinquent, (d) mechanic’s or materialmen’s liens being contested as permitted by the Mortgage, (e) Capital Leases permitted in this Agreement, and (f) bankers’ liens, rights of setoff and other similar liens existing solely with respect to cash and other investments on deposit in one or more accounts maintained by or on behalf of Borrower, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, solely securing amounts owing to such bank with respect to cash management and operating account arrangements, and which such accounts are held and maintained in accordance with the terms of the Loan Documents.

“Person” means any individual, partnership, corporation, business trust, public benefit corporation, joint stock company, estate, association, firm, enterprise, trust, limited liability company, unincorporated association, joint venture and any other entity or Government Authority.

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“Qualified Transferee” means a Person for whom Lender shall have received evidence (satisfactory to Lender in its sole discretion) that such Person satisfies all AML Requirements and is otherwise in compliance with all provisions applicable to an AML Party as set forth in either Section 3.9 or Section 4.14.

 “Related Agreement” means each agreement, document, and instrument, other than the Loan Documents, now or hereafter existing between, or by, any Credit Party or Affiliate of a Credit Party (including as a successor in interest) and, or for the benefit of, Lender or any Lender Affiliate (including, in each case, as a successor in interest), relating to the following described loan(s), as any such agreement, document, or instrument may be amended, restated, supplemented, extended or renewed from time to time, with references in the Loan Documents to “Related Agreement” to mean each identified Related Agreement.

Related Agreement Loans
#	Loan ID No.	Borrower	Lender	Secured by Hotel Property At	Original Loan Amount
1.	012680371	CDOR Atl Indy, LLC, a Delaware limited liability company, and TRS Atl Indy, LLC, a Delaware limited liability company	GE Capital Franchise Finance Corporation, a Delaware corporation	1776 Harvard Ave., College Park, Georgia 30337	$5,000,000
2.	012680404	CDOR Atl Indy, LLC, a Delaware limited liability company, and TRS Atl Indy, LLC, a Delaware limited liability company	GE Capital Franchise Finance Corporation, a Delaware corporation	1776 Harvard Ave., College Park, Georgia 30337	$2,000,000

“Site”  means the hotel property described in the Collateral Table, including the buildings and improvements thereon and the rights and privileges appurtenant thereto.

“Solvent” means, with respect to any Person as of any date of determination, that, as of such date, (a) the value of the assets of such Person (both at fair value and present fair saleable value) is greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person; (b) such Person is able to pay all liabilities of such Person as such liabilities mature; and (c) such Person does not have unreasonably small capital.  In computing the amount of contingent or unliquidated liabilities at any time, such liabilities shall be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“TRS Lease”  means the Master Lease Agreement dated October 1, 2015, by Owner, as lessor, and TRS Lessee, as lessee.

“TRS Lessee” means TRS Jax Court, LLC, a Delaware limited liability company.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of Arizona.

13.Interpretative Rules.  Unless otherwise expressly provided or the context may otherwise require:  (a) the words “hereof”, “herein”, “hereunder” and words of similar import, when used in a Loan Document, shall refer to such Loan Document as a whole and not to any particular provision hereof or thereof; (b) in the computation of time periods from a specified date to a later specified date, the term “from” means “from and including” and the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including” and the term “including” means “including without limitation”; (c) the term “incur” means incur, create, make, issue, assume or otherwise become directly or indirectly liable in respect of or responsible for, in each case whether directly or indirectly, and the terms “incurrence” and “incurred” and similar derivatives shall have correlative meanings; (d) the term “sole” means “sole and absolute”; (e) Article, Section, subsection, clause, Appendix, Exhibit, Schedule, and Table references in a Loan Document are to such items in or attached to such Loan Document; (f) references to a Loan Document include all exhibits, schedules, and appendices thereto and, unless Lender’s consent is required therefor but was not obtained, any amendment, restatement, or supplement thereto; (g) references to any statute, law, ordinance, regulation or rule are to such statute, law, ordinance, regulation or rule, as modified from time to time and to any successor to any such statute, law, ordinance, regulation or rule, in each case as in effect at the time any such reference is operative; (h) Article, Section, subsection,

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Appendix, Exhibit, Schedule and Table titles and other divisions contained in any Loan Document are without substantive meaning or content of any kind and are not a part of the agreement between the parties; (i)  the meaning of any term defined (including by reference) in any Loan Document shall be equally applicable to both the singular and plural forms of such term; and (j) references to days, months, and years are to calendar days, months, or years, unless otherwise defined.

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